As filed with the U.S. Securities and Exchange Commission on August 25, 2020.

Registration No. 333-240243

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Burgundy Technology Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PO Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

Telephone: (345) 945-7099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jim Mackey

PO Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

Telephone: (345) 945-7099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Raman Bet-Mansour James C. Scoville Debevoise & Plimpton, LLP 65 Gresham Street London, EC2V 7NQ United Kingdom +44 20 7786 9000	Alan Annex Jason Simon Greenberg Traurig, LLP 333 S.E. 2nd Avenue, Suite 4400 Miami, FL 33131 United States of America (305) 579-0500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	34,500,000	$10.00	$345,000,000	$44,781
Class A ordinary shares included as part of the units(3)	34,500,000	—	—	—
Redeemable warrants included as part of the units(4)	17,250,000	—	—	—
Total			$345,000,000	$44,781

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)

Includes 4,500,000 units, consisting of 4,500,000 Class A ordinary shares and 2,250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities, as may be issued to prevent dilution resulting from share subdivisions, share consolidations, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated August 25, 2020

$300,000,000

Burgundy Technology Acquisition Corporation

30,000,000 Units

Burgundy Technology Acquisition Corporation is a blank check company newly incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one of our Class A ordinary shares and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, as provided herein. We have also granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units to cover over-allotments, if any. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then-issued and outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then-outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Burgundy Technology Sponsor Limited, a Jersey private limited company, has committed to purchase an aggregate of 950,000 units (or 1,092,500 units if the over-allotment option is exercised in full), or private placement units, at a price of $10.00 per unit, for an aggregate purchase price of $9,500,000 (or $10,925,000 if the over-allotment option is exercised in full). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. The private placement units will be sold in a private placement that will close simultaneously with the closing of this offering, including the over-allotment option, as applicable.

Prior to this offering, there has been no public market for our units, Class A ordinary shares or warrants. We have applied to list our units on The Nasdaq Capital Market, or Nasdaq, under the symbol “BTAQU” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “BTAQ” and “BTAQW,” respectively.

We are an “emerging growth company,” under applicable federal securities laws, and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” on page 38. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, before expenses, to us
Per Unit	$10.00	$0.55	$9.45
Total	$300,000,000	$16,500,000	$283,500,000

(1)

$0.20 per unit, or $6,000,000 in the aggregate (or $6,900,000 if the underwriters’ over-allotment option is exercised in full), is payable upon the closing of this offering. Includes $0.35 per unit, or $10,500,000 (or $12,075,000 of the over-allotment option is exercised in full), in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States, as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $301,500,000, or $346,725,000 if the underwriters’ over-allotment option is exercised in full ($10.05 per unit), subject to increase of up to an additional $0.198 per public share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus, will be deposited into a trust account with Continental Stock Transfer & Trust Company, acting as trustee. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about                 , 2020.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

Global Coordinator & Bookrunner

Mizuho Securities

Co-Manager

I-Bankers Securities, Inc.

The date of this prospectus is                , 2020

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•	“we,” “us,” “company,” “Burgundy Technology” or “our company” are to Burgundy Technology Acquisition Corporation, a Cayman Islands exempted company;

•	“public shares” are to our Class A ordinary shares offered as part of the units in this offering (whether they are subscribed for in this offering or thereafter in the open market);

•	“public shareholders” are to the holders of our public shares;

•	“management” or our “management team” are to our officers and directors;

•	“sponsor” are to Burgundy Technology Sponsor Limited, a Jersey private limited company;

•	“initial shareholders” are to the holders of our founder shares prior to this offering;

•

“founder shares” are to our Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and, unless the context otherwise requires, our Class A ordinary shares issued upon the conversion thereof as provided herein;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“placement shares” are to the Class A ordinary shares included within the private placement units being purchased by our sponsor in the private placement;

•	“placement warrants” are to the warrants included within the private placement units being purchased by our sponsor in the private placement;

•

“private placement” are to the private placement of 950,000 units (or up to 1,092,500 units in the event the over-allotment option is exercised) being purchased by our sponsor which will occur simultaneously with the completion of this offering at a purchase price of $10.00 per unit for a total purchase price of $9.5 million (or up to $10.925 million in the event the over-allotment option is exercised);

•	“private placement units” are to the units being purchased by our sponsor in the private placement, each placement unit consisting of one placement share and one-half of one placement warrant;

•	“public warrants” are to the redeemable warrants sold as part of the units in this offering (whether they are subscribed for in this offering or in the open market);

•

“warrants” are to our redeemable warrants, which include the public warrants, as well as the placement warrants to the extent they are no longer held by the initial purchasers of the private placement units or their permitted transferees;

•

“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association, filed as Exhibit 3.2 of this registration statement of which this prospectus forms a part, which are to be in effect upon completion of this offering;

•	“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part; and

•	“Companies Law” are to the Companies Law (2020 Revision) of the Cayman Islands, as the same may be amended from time to time.

•	“underwriters” are to Mizuho Securities USA LLC and I-Bankers Securities, Inc.

All references in this prospectus to shares of Burgundy Technology being forfeited shall take effect as surrenders for no consideration of such shares, as a matter of Cayman Islands law. Any conversion of the founder shares described in this prospectus will take effect as a redemption of founder shares and an issuance of Class A ordinary shares, as a matter of Cayman Islands law. All references in this prospectus to share dividends of Burgundy Technology shall take effect as share capitalizations, as a matter of Cayman Islands law. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Registered trademarks referred to in this prospectus are the property of their respective owners.

Who We Are

We are a blank check company newly incorporated on June 4, 2020 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Although we will not be limited to a particular industry or geographic region, we expect to focus our search on European, Israeli and U.S. technology companies. We have not identified any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

Our vision is simple: to find the highest quality technology company that will compound growth for long-term value creation. We will leverage our extensive network to generate proprietary deal sourcing, apply a disciplined risk-return framework evaluating various opportunities and take a systematic approach to value creation once the target is brought into the public markets. Our management, officers and directors have a track record of operating and investing in technology companies across all cycles and will be guided by our fundamental principle of creating long-term value for all shareholders.

The People Who Can Lead

Our management team is led by the following:

Leo Apotheker, our Chairman and one of our Co-Chief Executive Officers (“Co-CEOs”) and a Director since our incorporation, also serves as the Chairman of Unit 4 (an Enterprise Resource Planning (“ERP”) software company) and the Chairman of Syncron (an after-sales service solution provider), and as a Director (until April 2020 serving as the Vice Chairman and Lead Independent Director) of Schneider Electric SE (EPA: SU) (a diversified energy and digital automation company), P2 Energy Solutions (an energy-focused software company), Nice Systems (TLV: NICE) (a customer engagement and financial compliance software company), Taulia (a supply chain software company), and MercuryGate (a logistics optimization software company). Mr. Apotheker previously served on the Board of Directors of Signavio (a workflow software company).

Mr. Apotheker was appointed as the Chief Executive Officer (“CEO”) and President of The Hewlett-Packard Company (NYSE: HPQ), or HP, and continued in that position until late 2011. Mr. Apotheker was also the CEO of the German software company SAP SE (NYSE:SAP) from April 2008 until early 2010 and its President and Deputy CEO in 2007. Mr. Apotheker joined SAP in 1988 as the CEO of SAP France and Belgium. After successfully managing the core EMEA region for SAP, he joined the SAP AG executive board in 2002 as President. It was under Mr. Apotheker’s leadership that the company became the global market leader in Enterprise Application software. During his 20 years at SAP, Mr. Apotheker helped transform SAP from a single product company to a multi-solution company, recognized as one of the leading software companies globally with more than €27 billion in revenue in 2019. Moreover, Mr. Apotheker was the driving force behind some of SAP’s most successful acquisitions, such as the acquisition of BusinessObjects in 2007 for $6.8 billion and the acquisition of TopManage that was subsequently rebranded as BusinessOne, one of SAP’s most profitable and successful product lines.

Mr. Apotheker graduated in Economics from the Hebrew University in Israel and is fluent in five languages.

We believe Mr. Apotheker is well-qualified to serve as a Director due to his extensive experience in the technology industry spanning the United States and Europe, his experience with public companies, his business leadership, his operational experience and his experience as a board member of several public and private companies.

Jim Mackey, one of our Co-CEOs, our Chief Financial Officer (“CFO”) and Secretary, and a Director since our incorporation, worked as a Managing Director and the Chairman of the Software, Technology Investment Banking Group at Citigroup from October 2018 to May 2020. Mr. Mackey advised some of the leading enterprise software companies on potential M&A strategies, initial public offerings (“IPOs”) and debt placements. While at Citigroup, Mr. Mackey became a licensed Securities Principal and passed the SIE, 63, 79 and 24 exams. Prior to Citigroup, Mr. Mackey served in senior leadership roles at SAP, OpenText and BlackBerry. Mr. Mackey joined BlackBerry as an Executive Vice President, Executive Operations in December 2013 to help transform BlackBerry into a software-oriented company. During Mr. Mackey’s tenure at BlackBerry, he led and executed six acquisitions that transformed the company and evolved its mobile device management portfolio into a leading unified endpoint management portfolio. At BlackBerry, Mr. Mackey managed numerous functions, including overall corporate strategy and corporate development, Product Security, Secusmart, Encription, and the CIO operations and data centers. Prior to joining BlackBerry, Mr. Mackey was the Senior Vice President, Corporate Development for OpenText. During his time at OpenText, Mr. Mackey transformed the company by executing four acquisitions, including the acquisition of GXS ($1.1 billion). Prior to joining OpenText, Mr. Mackey was at SAP where he built and led the corporate development team, consisting of M&A strategy, execution and integration. Mr. Mackey executed some of SAPs largest acquisitions at the time, including the acquisition of Business Objects ($6.8 billion), Sybase ($5.8 billion) and SuccessFactors ($3.4 billion). During his career at SAP, Mr. Mackey was responsible for completing 44 acquisitions and more than $18 billion in transaction spend. Mr. Mackey started his career as an attorney and subsequently became licensed as a CPA while at Arthur Andersen.

Mr. Mackey received a BS in Accounting from Villanova University and his JD from Villanova University School of Law.

Mr. Mackey is well-qualified to serve as a Director due to his extensive investment experience, his operational experience and his experience in dealing with strategic matters of technology companies on a global scale.

Our Board of Directors consists of a diverse group of executives and seasoned investors that we believe are well-versed in the process of business opportunity pattern recognition. In addition to Messrs. Apotheker and Mackey, our Board of Directors upon the completion of this offering will include:

Franck Cohen, who will become an independent Director on completion of this offering, serves as Chairman of Trackunit (a telematics company) and Geektime (a digital online technology focused news portal company), and sits on the boards of SUSE (an open source software company), Antuit (an AI cloud SaaS company for retail), Acumatica (a cloud SaaS ERP for small businesses), Beqom (a compensation management software provider), Qvantel (a digital business support system provider) and Omada (an identity governance software company). He is also a board advisor of C3.AI and Workday.

Mr. Cohen was the President of SAP Digital Core & Industry Solutions until June 2019. In March 2017, Mr. Cohen took over the responsibility for the newly created Digital Core organization within SAP, where the company decided to consolidate all product and development activities related to the different ERP solutions and the industry solutions with the objective to migrate from an on-premise to a cloud architecture and from a license and services model to a Software as a Service (“SaaS”) subscription model. In this role, Mr. Cohen led a team of 15,700 engineers and invested significantly in machine learning and artificial intelligence to catalyze digital transformation. Mr. Cohen joined SAP in 2009 as Senior Vice President, Chief Operating Officer (“COO”) for Europe Middle East and Asia (“EMEA”) and in 2011, he was appointed President of the EMEA region. Mr. Cohen began his career in 1987, where he launched an ERP software company in France. Ten years later, he joined Intentia, a Swedish ERP company, where he held several roles, including General Manager of EMEA and Executive Vice President of sales worldwide. In 2006, when Intentia merged with Lawson Software, Mr. Cohen remained with the new company as General Manager for EMEA. He subsequently relocated to the United States to lead the North American and the EMEA organization.

Mr. Cohen studied Mathematics and Electronic Engineering at Tel Aviv University.

Mr. Cohen is well-qualified to serve as a Director due to his extensive operational experience, and his experience in dealing with strategic matters of technology companies on a global scale.

Hervé Couturier, who will become an independent Director on completion of this offering, is a private investor and product strategy consultant. Mr. Couturier currently serves as the President of Kerney Partners (a consulting firm), and sits on the boards of Sabre (NASDAQ: SABR) (a travel technology company), SimCorp A/S (CPH: SIM) (a Danish investment management software provider), Infovista Inc. (a network software company), Unit4 (an Enterprise Resource Planning software company), Sportradar AG (a sports data company) and Kyriba Corp. (a treasury management software company). Mr. Couturier has held management positions at a number of IT companies including Business Objects (a business intelligence solutions provider, now part of SAP), S1 Corporation (a provider of payment software for financial institutions) and XRT (a European treasury management software company, now part of the Sage Group PLC). From 2012 to 2016, he was executive vice president, research and development, at Amadeus, an airline reservation systems provider. From 2007 to 2012, he was executive vice president of SAP AG’s technology group and head of research. Mr. Couturier began his career at IBM in 1982, where he held various engineering and business positions until 1997.

Mr. Couturier holds both an engineering degree and a Master of Science degree from the École Centrale Paris in France.

Mr. Couturier is well-qualified to serve as a Director due to his significant experience in solutions strategy, product strategy, product development and business management at software-based companies.

Raj Dani, who will become an independent Director on completion of this offering, has been the CFO of Ping Identity Corporation (“Ping”) since 2016. Ping provides leading technology solutions for enterprises to enable secure and seamless digital experiences for their workforce and customer identities. Mr. Dani is responsible for leading all financial functions as well as strategy and mergers and acquisitions at Ping, overseeing a period of significant revenue growth of the company while driving positive operating cash flows. He has led Ping’s successful IPO process, transitioning the company from financial sponsor-backed to a public listing on the NYSE in September 2019, and integrated three tuck-in acquisitions during his tenure at Ping including artificial intelligence API security software company Elastic Beam, directory and data governance software company UnboundID and identity proofing company Shocard.

Before joining Ping, Mr. Dani served as chief financial officer of AVI-SPL, Inc., a leading systems integration firm from 2014 to 2016. There he led a successful turnaround effort, enabling the sale of the company to a financial sponsor in 2016. Prior to that, Mr. Dani held senior financial management positions over thirteen years within global public technology services companies TTEC, Jabil and Flex. He began his career with PricewaterhouseCoopers LLP, serving in its audit and transaction advisory practices. Mr. Dani is an actively licensed certified public accountant and has earned a master’s degree in accounting from the University of Florida and a bachelor’s degree in business administration from Emory University. During his career, Mr. Dani has gained extensive global business experience, including executing several acquisitions in Europe while on long-term assignments over five years in Zurich, Switzerland and Milan, Italy.

Mr. Dani is well-qualified to serve as a Director due to his extensive financial reporting, operational and advisory experience as well as his extensive global experience in technology companies.

Melissa Di Donato Roos, who will become an independent Director on completion of this offering, currently serves as the CEO of SUSE, the world’s largest independent open source software company, and sits on the board of Uccelli UK (a technology consulting company). As SUSE’s first female Chief Executive Officer, appointed in July 2019, Ms. Di Donato’s strategy is to double the company’s revenue from $500 million to $1 billion in the next three years. Prior to SUSE, Ms. Di Donato was the Global COO of the ERP division at SAP. She served as the EMEA and Asia Pacific including Japan (“APJ”) Area Vice President for Salesforce.com, where she oversaw the creation of successful software solutions for the company. While at Salesforce.com, Ms. Di Donato was also responsible for the startup community and investments across Europe for companies building on the Force.com platform. At both SAP and Salesforce, Ms. Di Donato was instrumental in making acquired products successful in her geographies and areas of responsibility.

Ms. Di Donato currently sits on the board of directors of The Data Science Institute and Notion Capital, a venture capital firm that funds early-stage, fast-growing European SaaS and enterprise tech companies. An ardent supporter of diversity and inclusion, Ms. Di Donato also serves as the Technology Group Chair of the 30% Club, an organization with the goal of achieving 30% female directors on S&P 100 boards by 2023.

Ms. Di Donato completed her education at Manhattanville College, graduating with a BA in Political Science and Russian Translation, and at American University, Kogod School of Business, graduating with an MBA in International Business and an MA in Russian. Ms. Di Donato is fluent in three languages: English, Italian, and Russian, and is a children’s book author. She is the founder of the charitable foundation, Inner Wings, which is dedicated to empowering young girls to be confident and brave, and encouraging their journey to become strong and independent women.

Ms. Di Donato is well-qualified to serve as a Director due to her extensive investment experience, operational experience and her extensive experience in technology companies.

Past performance of our management team and advisors does not guarantee either (i) success for any business combination we may consummate or (ii) that we will identify a suitable candidate for our initial business combination. You should not rely on the historical performance record of our management team or advisors as indicative of our future performance. Also, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our management team has no experience with blank check companies or special purpose acquisition companies. In addition, members of our management team may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations concerning initial business combination opportunities. For a list of our management team and entities for which a conflict of interest may or does exist, as well as the priority and preference that such other entities have with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph titled “Management — Conflicts of Interest.”

The Changes We See

2020 has been a year of significant change and disruption to daily lives and how people work. This new normal has caused significant volatility in the economy and the markets as a whole. Historically, when the world and the global economy go through material downturns and changes, the pace of technology disruption and subsequent digital transformation accelerates to adapt. Software’s innovation and importance have heightened, enhancing productivity gains and serving as a vital engine of resilience and growth. The global COVID-19 pandemic has further accelerated these trends.

A wide range of new infrastructure technologies and application development tools coupled with greater levels of connectivity, such as cloud, artificial intelligence/machine learning, low-code/no-code application development and 5G/IoT (Internet of Things), are resulting in significant and continuous digital transformation, impacting industries and business models across the world.

We believe these tech-driven transformations are consequential, ubiquitous, unstoppable, and gaining significant momentum. Major shifts are happening across multiple industries ranging from financial services, healthcare and retail sectors to communications, media, manufacturing, transportation and travel. Companies need to adopt new business models and transform not only in the way they engage with consumers, suppliers and partners, but also in the way they manage internal business processes. Software companies that enhance productivity and assist in this transformation continue to gain traction, generating high-growth and high-margins with defensible business models.

Software and tech-enabled companies globally have been and will remain an important player in the tectonic shift towards digital transformation. Software continues to be in a secular growth cycle supported by sustainable and long-term expansion. Many developed and emerging countries have access to a well-trained, skilled and affordable engineering talent pool for the sector. Against this backdrop, it is not surprising that venture capital has been very active in the space. From 2014 to June 2020, $307 billion in venture funding has been deployed globally in the software sector with a significant portion of that capital supporting later stage companies. According to Pitchbook, Series D+ rounds for venture-backed software attracted $22 billion in capital, at median valuations of $490 million in 2019.

Companies in developed nations, such as the U.S., Europe and Israel, serve markets with a relatively high standard of living, well-developed domestic business environment and respect of the rule of law. According to PitchBook-NVCA Venture Monitor, venture capital investments in the U.S. reached $136.5 billion in 2019, surpassing the $130 billion mark for the second consecutive year. In Europe, venture capital has more than tripled in recent years, jumping from €9 billion in deal value in 2013 to €32.4 billion in 2019, according to Pitchbook’s 2019 Annual European Venture Report. In Israel, venture capital investments in IT and enterprise software companies have been even more pronounced, as investments rose from $0.4 billion in 2013 to over $4.4 billion in 2019 according to IVC’s 2019 Israel High Tech Report.

Due to large amount of available capital in the private markets, which includes, but is not limited to, venture capital, hedge funds, mutual funds, sovereign wealth funds, and corporates, companies have been able to stay private longer. With this stable access to private capital, a company’s decision to go public is a strategic one rather than one of additional liquidity.

We believe the combination of accelerating digital transformation and the availability of capital has spurred a sizable opportunity for entrepreneurial dynamism and wealth creation. We see significant go-to market opportunities in local markets, which our management team is experienced to help diversify globally. We possess the enterprise experience necessary to do so prudently, with an optimal mix of organic and inorganic strategies.

The Sector We Intend To Pursue

While our efforts to identify a target business may span many industries and regions worldwide, we intend to focus on public and private opportunities in the technology sector, particularly companies in enterprise software or technology-enabled services. We believe these sectors will deliver strong risk-adjusted returns for our investors, supported by a robust market outlook and industry tailwinds.

Enterprise software spending is growing significantly faster than both the broader economy and overall IT spend. Gartner research forecasts show enterprise software spending growing at a compound annual growth rate, or CAGR, of 9.8% between 2018 and 2023, as opposed to a global overall IT spending CAGR in general of 2.9% and global GDP CAGR 2.4% for the same period. Mature software markets continue to grow and show resilience even as the sector continues to rapidly evolve. With hardware becoming increasingly commoditized, the focus of IT spending is shifting towards software. Additionally, tech-enabled services represent a large and growing total addressable market with a size of $135 billion, according to Gartner research. The market includes, but is not limited to enterprise resource planning, analytics and business intelligence, customer relationship management, and supply chain management.

Management believes that a number of technology companies are considering capital raising in the form of IPOs globally and particularly in the U.S., Europe and Israel. In the U.S., an average of 82 technology companies went public each year during the 1990s, according to Dealogic. Since 2010, however, that annual average plummeted to only 32, a 59% drop, and in 2019, stood at 46. In Europe, of the eight tech companies listed on the Nasdaq or the NYSE, only one has completed a regular way IPO since 2016, with a second reaching the public markets via a SPAC business combination, highlighting the exit drought for private European tech companies through traditional way IPOs. Our management team believes financial sponsor-backed high growth technology companies that were evaluating entering the public markets through a traditional IPO in 2020 may look for alternative sources of liquidity.

Management believes the inability for smaller but successful technology companies to raise capital through regular way IPOs or the bank market creates a long-term investment opportunity. We believe this group of companies is overlooked by the capital markets and offer significant potential upside for investors, presenting a compelling opportunity for growth and value creation.

We intend to capture opportunities that are available and to evaluate the best risk-reward trade-off to create sustainable long-term shareholder value.

Acquisition Criteria

We expect to use the following strategic, operational and financial criteria to evaluate software and technology enabled opportunities in targeting companies with enterprise value between $750 million and $2 billion and with large addressable markets. We believe companies of this size have a momentum that often includes an international following, and offer long-term better risk-adjusted return potential.

Strategy

•

Product excellence: We will seek products that have a differentiated and defensible niche in large addressable markets. Products should either have newer architectural and cloud advantages or be mature and stable and capable of being a platform for future growth in building new products or adding logical adjacencies.

•

Reputation and market acceptance: We will seek companies with a sizable market share in their segment or the opportunity to achieve market leadership by disrupting the incumbents. Defensible proprietary technology and intellectual property rights will also be key components for a compelling target business.

•	Strategic Initiatives: We will seek management teams with the interest and ability to execute on strategic opportunities, including acquisitions of companies that enhance shareholder value.

•

Defensible business niche: We will seek companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to create barriers to entry against new competitors.

Operational

•

Target management’s maturity: We will seek companies with proven and accomplished management teams that are eager to work with us and benefit from our management team’s expertise. We will devote significant resources to analyzing and reaching alignment among a target’s management and its stakeholders, a paramount element to the successful execution of any business plan.

•	Operational maturity: We will seek companies which have compliance, financial controls and reporting processes in place and are ready for the regulatory constraints of a public entity.

Financial

•

Growth and Profitability: We will seek to invest in companies on a promising growth path, driven by a sustainable competitive advantage, resulting in strong unit economics. Companies with strong gross margin profiles and those with high net dollar retention rates are generally compelling from an investment perspective.

•

Benefit from being public: We will work with management and shareholders who want to have their company become a public entity and create substantial value. The benefits of transitioning from a private to a public entity may include broader access to debt and equity providers, liquidity for employees and currency for a potential acquisition, and expanded branding in the marketplace.

•	Appropriate valuations: We are rigorous, disciplined and valuation-centric investors, with a keen understanding of market value. We will seek significant upside potential with limited downside risks.

These criteria are not exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria that our management team deems relevant. If we enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in the shareholder communications related to our initial business combination, either in the form of proxy solicitation materials or tender offer documents that we file with the SEC.

The Value We Offer

As highlighted above, our goal is to complete a business combination with a leading software or tech enabled company that is valued between $750 million and $2 billion in enterprise value, where we can effectively employ our management team’s industry skills and experience, as well as our extensive personal networks to add value and grow the acquired company significantly. We believe the value our management team may bring to a target business includes the following:

•	Expertise in growing and profitably scaling successful software and tech enabled companies: Our management team has demonstrated consistent prowess in building, investing, nurturing and leading software and tech enabled companies. We know how to spot unique ideas or disruptive business models and grow them from local sensation to global ubiquity. Through decades of combined operational and financial experience, our management team has a proven track record of growing companies organically and through M&A. Additionally, we believe we can leverage our extensive professional network to recruit and use top talent to create competitive advantage.

•

Ability to mentor and support exceptional executives: Our management team and advisors have served on multiple public and private boards of directors globally, across various sectors. They collectively supervised hundreds of acquisitions, took companies public, navigated complex governance challenges, and contributed to their companies’ global success.

•

Maximizing the value of becoming a public entity: As a public entity, we believe we offer a wide range of advantages to stakeholders. These include, but are not limited to, working with management and shareholders who want to see their company generate substantial value; broadening access to debt and equity providers; providing liquidity for employees and currency for potential acquisitions; and expanding a brand in the marketplace.

•

Clarity of vision: As the business school saying goes, “strategy without execution is hallucination” and our management team brings a wealth of operational experience that we believe will help grow good companies to global scale. Our management team will work on an expedited timetable with a company to ensure that the right organic and inorganic strategy is executed systematically to profitably grow and will bring a wealth of software industry relationships to grow strong alliances and partnerships for technology or go-to market extensions.

We intend to use a network of professional contacts that our management team and advisors developed over many years, and whom we trust for their insights and vision. This network encompasses private equity firms, venture capitalists and entrepreneurs.

The skills and experience accumulated by our management team and advisors will guide our acquisition process.

Other Acquisition Considerations

We may need to obtain additional financing either to complete our initial business combination or if we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, or for both reasons. We intend to acquire a company with an enterprise value significantly above the net proceeds of this offering and the sale of the private placement units. Depending on the size of the transaction or the number of public shares we are obligated to redeem, we may utilize several additional financing sources, including, but not limited to, the issuance of additional securities to the sellers of a target business, borrowings from banks or other lenders or the owners of the target, capital markets indebtedness, a private placement to raise additional funds, or a combination of the foregoing. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination.

Unless we complete our initial business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and placement shares held by them and any public shares purchased during or after the offering in favor of our initial business combination.

Members of our management team will directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see “Management — Conflicts of Interest.”

Each of our directors and officers presently has, and in the future our directors and our officers may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he or she is interested, provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the Board of Directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

We may, in connection with our initial business combination or earlier, and subject to requisite shareholder approval under the Companies Law, transfer by way of continuation (migrate) to a different jurisdiction, including, for example, the jurisdiction in which the target company or business is located. For a more detailed discussion of the tax considerations in connection with any potential reincorporation, see “— We may migrate to another jurisdiction in connection with our initial business combination and such migration may result in taxes imposed on shareholders” and the section of this prospectus captioned “Income tax considerations.”

Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account or we have failed to complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Initial Business Combination

We will have until 18 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to six times, each by an additional month (for a total of up to 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $990,000, or $1,138,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case), on or prior to the date of the applicable deadline, for each monthly extension, up to an aggregate of $5,940,000 (or $6,831,000 if the underwriters’ over-allotment option is exercised in full), or $0.198 per public share, if we effect extension for up to six months in aggregate. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants will be worthless.

As required by Nasdaq rules, our initial business combination will be approved by a majority of our independent directors. Nasdaq rules also require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our Board of Directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company,” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have received a tax exemption undertaking from the Financial Secretary of the Cayman Islands that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are a Cayman Islands exempted company incorporated on June 4, 2020. Our executive office is located at PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, and our telephone number is (345) 945-7099.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 32 of this prospectus.

Securities offered	30,000,000 units, at $10.00 per unit, each unit consisting of:

•	one Class A ordinary share; and

•	one-half of one warrant, each whole warrant exercisable to purchase one Class A ordinary share.

Proposed Nasdaq symbols	Units: “BTAQU”

Class A Ordinary Shares: “BTAQ”

Warrants: “BTAQW”

Trading commencement and separation of Class A ordinary shares and warrants	The units will begin trading promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Mizuho Securities USA LLC (“Mizuho”), the global coordinator and joint book-running manager of this offering, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering and the private placement	0

Number outstanding after this offering and the private placement	30,950,000(1)

Ordinary shares:

Number issued and outstanding before this offering	8,625,000(2)

Number issued and outstanding after this offering	38,450,000(1),(3),(4)

Redeemable Warrants:

Number of placement warrants to be sold in a private placement simultaneously with this offering	475,000

Number of warrants to be outstanding after this offering and the private placement	15,475,000(1)

(1)

Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 1,125,000 founder shares by our sponsor for no consideration. Our sponsor has committed to purchase an aggregate of 950,000 private placement units (or 1,092,500 private placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $9,500,000 (or $10,925,000 if the over-allotment option is exercised in full). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. The private placement units are not subject to forfeiture but will be subject to transfer restrictions as described in “Principal Shareholders—Transfers of Founder Shares and Placement Units”.

(2)

Consists solely of founder shares, classified as Class B ordinary shares, and includes up to 1,125,000 Class B ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Except as otherwise specified, the rest of this prospectus has been drafted to give effect to the full forfeiture of these 1,125,000 Class B ordinary shares.

(3)	Includes 30,950,000 Class A ordinary shares (including 950,000 placement shares) and 7,500,000 Class B ordinary shares.
(4)

Founder shares, classified as Class B ordinary shares, will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution.”

Exercisability	Each unit contains one-half of one warrant. Each whole warrant is exercisable to purchase one of our Class A ordinary shares. Only whole warrants are exercisable. No fractional warrants will be issued upon the separation of the units and only whole warrants will trade. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses.

Exercise price	$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by our Board of Directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20-trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination, and

•	12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the placement warrants as described in this prospectus):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the last sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

Cashless exercise	If we call the warrants for redemption, as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. See the section entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” for additional information.

None of the placement warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the placement warrants are held by holders other than the sponsor or its permitted transferees, such warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Appointment of directors; voting rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time.

These provisions of our amended and restated memorandum and articles of association may only be amended by the affirmative vote of holders of at least 90% of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Ability to extend time to complete business combination	If we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to six times, each by an additional month (for a total of up to 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $990,000, or $1,138,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case), on or prior to the date of the applicable deadline, for each monthly extension, up to an aggregate of $5,940,000 (or $6,831,000 if the underwriters’ over-allotment option is exercised in full), or $0.198 per public share, if we effect extension for up to six months in aggregate. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Founder shares

In June 2020, our sponsor purchased an aggregate of 11,500,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On August 25, 2020, our sponsor surrendered 2,875,000 founder shares, resulting in an aggregate of 8,625,000 founder shares outstanding. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Our sponsor will own

21.98% of our issued and outstanding shares after this offering (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our sponsor at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement shares purchased in the private placement and assuming it does not purchase units in this offering). Up to 1,125,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•	only holders of the founder shares have the right to vote on the appointment of directors prior to our initial business combination;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed, pursuant to such letter agreement, to vote their founder shares, placement shares and any public shares purchased during or after this offering in favor of our initial business combination (as a result, in addition to our initial shareholder’s founder shares and placement shares, we would need only 10,775,001, or 35.92%, of the 30,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming the over-allotment option is not exercised and assuming all outstanding shares are voted) in order to have our initial business combination approved;

•

the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below and in our amended and restated memorandum and articles of association; and

•	the founder shares are entitled to registration rights.

Transfer restrictions on founder shares	Our sponsor has agreed not to transfer, assign or sell any of its founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”). We refer to such transfer restrictions throughout this prospectus as the lock-up. If the sponsor distributes any founder shares to its shareholders who are our officers and directors, those shareholders will be bound by the same lock-up.

Notwithstanding the foregoing, if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

In addition, following the completion of our initial business combination our sponsor may engage in margin loans for up to no more than $25 million using its shares as collateral.

Founder shares conversion and anti-dilution rights	We have issued 8,625,000 founder shares, par value $0.0001 per share. The founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment, as provided herein and in our amended and restated memorandum and articles of association.

In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which the founder shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding founder shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate on an as-if-converted basis, 20% of the sum of all Class A ordinary shares outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent units (or their component securities) issued to our sponsor or its affiliates upon conversion of loans made to us. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in connection with our initial business combination, including, but not limited to, a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

Private placement units

Our sponsor has committed to purchase an aggregate of 950,000 private placement units (or 1,092,500 private placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $9,500,000 (or $10,925,000 if the over-allotment option is exercised in full). Each placement unit will be identical to the units sold in this offering, except as described in this prospectus. There will be no redemption rights or liquidating distributions from the trust account with respect to the private placement units (or their component securities), which will expire worthless if we do not consummate a business combination within the allotted 18-month period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Our initial shareholders have agreed to waive their redemption rights with respect to their placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, or (iii) if we fail to consummate a business combination within 18 months from the completion of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or if we liquidate prior to the expiration of the 18-month period. However, our initial shareholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period.

The placement warrants included in the private placement units are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination , (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such warrants) are entitled to registration rights.

Redeemability and exercise of placement warrants

The placement warrants will be non-redeemable and exercisable on a cashless basis, so long as they are held by our sponsor or its permitted transferees. If the placement warrants are held by someone other than our sponsor or its permitted transferees, the placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering. If holders of placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis, so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could sell the Class A ordinary shares issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Transfer restrictions on private placement units	The private placement units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination except to permitted transferees.

Proceeds to be held in trust account	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement units described in this prospectus, $301,500,000 ($10.05 per unit), or $346,725,000 ($10.05 per unit) if the underwriters’ over-allotment option is exercised in full (subject to increase of up to an additional $0.198 per public share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus), will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee, and $2.0 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the private placement will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, or (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes. Based upon current interest rates, we expect the trust account to generate approximately $512,550 of interest annually (assuming no exercise of the underwriters’ over-allotment option and an interest rate of 0.17% per year) following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. Unless and until we complete our initial business combination, we may pay our expenses only from:

•

the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $1,050,000 in working capital after the payment of approximately $950,000 in expenses relating to this offering (or $1,350,000 if the over-allotment option is exercised in full); and

•

any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of a business combination.

Conditions to completing our initial business combination	There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. As required by Nasdaq rules, our initial business combination will be approved by a majority of our independent directors. Nasdaq rules also require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our Board of Directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares and warrants by our affiliates	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our sponsor, directors, officers and advisors, or their respective affiliates, may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. See “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination.

However, apart from the purchase of the private placement units, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers or advisors, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including, but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers or advisors, or their respective affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.05 per public share (subject to increase of up to an additional $0.198 per public share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights, as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules of the SEC, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules of the SEC, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we will only redeem our public shares, so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules of the SEC; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a preliminary proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor and its permitted transferees will own at least 21.98% of our issued and outstanding ordinary shares entitled to vote thereon (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Our amended and restated memorandum and articles of association will provide that we will only redeem our public shares, so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the

Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.

Redemption Rights in connection with proposed amendments to our amended and restated memorandum and articles of association

Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders, as described herein and in our amended and restated memorandum and articles of association, but excluding the provision of the articles relating to the appointment of directors), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend (and any amendments to our memorandum and articles of association after the completion of the initial business combination will be made in accordance with requirements of applicable law and our articles) and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares. Should our sponsor vote all its shares in favor of any such amendment, we would require 16,542,500, or 55.14%, of the public shares issued in this offering to be voted in favor of any such amendment for its approval (assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor or its affiliates of public shares in this offering or thereafter). Prior to our initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or in our initial business combination. Our sponsor, which will beneficially own 21.98% of our ordinary shares upon the closing of this offering (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. Our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, in either case unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public shareholders who exercise their redemption rights, as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including, for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our sponsor, officers, and directors have agreed that we will have only 18 months from the closing of this offering to complete our initial business combination (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If we are unable to complete our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our sponsor acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, in either case unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares. However, we will only redeem our public shares, so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules).

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement units held in the trust account prior to the completion of our initial business combination:

•	repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•

repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units.

These payments may be funded using the net proceeds of this offering and the sale of the private placement units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Audit committee	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee (which will be composed entirely of independent directors), to among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account, as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account or as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would-be vendors, such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented. The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

June 12, 2020
Balance Sheet Data:
Working capital (deficiency)	$(122,622)
Total assets	$133,354
Total liabilities	$130,776
Shareholder’s equity	$2,578

If no business combination is completed within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the proceeds then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if we fail to complete our initial business combination within such time period.

Risk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company newly incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or the rules of Nasdaq or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval under Cayman Islands law or the rules of Nasdaq include asset acquisitions and share purchases, while transactions such as direct mergers with our company or transactions where we issue more than 20% of our outstanding shares would require shareholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. See the section entitled “Proposed Business — Effecting Our Initial Business Combination — Shareholders may not have the ability to approve our initial business combination” for additional information.

If we seek shareholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and placement shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination. We expect that our sponsor and its permitted transferees will own at least 21.98% of our issued and outstanding ordinary shares at the time of any such shareholder vote. As a result, in addition to our initial shareholder’s founder shares and placement shares, we would need only 10,775,001, or 35.92%, of the 30,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming the over-allotment option is not exercised and assuming all outstanding shares are voted) in order to have our initial business combination approved. Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our Board of Directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires, as a closing condition, that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. Furthermore, we will only redeem our public shares, so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition, each as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of the initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.05 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If we have not completed our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders

(including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.05 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

We expect to have $1,050,000 available for our working capital purposes as we pursue our initial business combination (or $1,350,000 if the over-allotment option is exercised in full). If this amount is insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or certain of our officers of directors to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.

Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the warrants will be worthless.

We will have until 18 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to six times, each by an additional month (for a total of up to 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. In order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $990,000, or $1,138,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case), on or prior to the date of the applicable deadline, for each monthly extension, up to an aggregate of $5,940,000 (or $6,831,000 if the underwriters’ over-allotment option is exercised in full), or $0.198 per public share, if we effect extension for up to six months in aggregate. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. Consequently, such loans might not be made on the terms described in this prospectus. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants will be worthless.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our sponsor, directors, officers or advisors, or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. See “Proposed Business — Permitted purchases of our securities”

for a description of how such persons will determine which shareholders to seek to acquire shares from. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers or advisors, or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Tendering share certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business consideration or pre-initial business combination activity, or (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

If our securities are approved for listing, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on Nasdaq on or promptly after the date of this prospectus and our Class A ordinary shares and warrants listed on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5,000,000 and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 promulgated by the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules of the SEC, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there will be numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the Class A ordinary shares redeemed and, in the event we seek shareholder approval of our initial business combination, we make purchases of our Class A ordinary shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

If the portion of the proceeds of this offering and the private placement not being held in the trust account are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 18 months, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreement designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In such case, our public shareholders may only receive $10.05 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

If the portion of the proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, only approximately $1,050,000 will be available to us initially outside the trust account to fund our working capital requirements (or $1,350,000 if the over-allotment option is exercised in full). In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.05 per share (or less in certain circumstances) on our redemption of our public shares, and our warrants will expire worthless. In such case, our public shareholders may only receive $10.05 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders or warrant holders who choose to remain security holders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.05 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account, as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account or as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.05 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.05 per public share or (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.05 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board of Directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board of Directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

A number of governments have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries, including the technology sector, which could undermine our ability to complete our initial business combination.

A number of governments have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries, including the technology sector, and in the current geopolitical climate, other governments may decide to enact similar measures. As a result of such existing and possible future measures, the number of potential acquisition candidates available to us may be limited and our ability to consummate our initial business combination could be impaired.

In a number of jurisdictions, many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If existing or new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could impair our candidate pool of potential target businesses. Additionally, if the relevant authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we sell or discontinue of all or any portion of our business.

Any of the above could have an adverse effect on our post-combination business and could materially reduce the value of your investment in our securities.

If we are unable to consummate our initial business combination within 18 months of the closing of this offering, our public shareholders may be forced to wait beyond such 18 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 18 months from the closing of this offering, (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Law. In that case, investors may be forced to wait beyond the initial 18 months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of up to approximately $18,292 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting of shareholders until after the consummation of our initial business combination. Our public shareholders will not have the right to appoint directors prior to the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Law for us to hold annual general meetings in order to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors prior to consummation of our initial business combination.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a “cashless basis” and potentially causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering such shares and maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a “cashless basis.” We will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register the placement warrants, the Class A ordinary shares issuable upon exercise of the placement warrants, the Class A ordinary shares issuable upon conversion of the founder shares, the placement shares and holders of units that may be issued upon conversion of working capital loans may demand that we register such units and their underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our sponsor, holders of our private placement units (and underlying securities) or holders of our working capital loans (and underlying securities) or their respective permitted transferees are registered.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue acquisition opportunities in any one of numerous industries, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or an early stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

Past performance by our management team, advisors and their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and advisors and their affiliates is presented for informational purposes only. Past performance by our management team and advisors, including their affiliates’ past performance, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team and their affiliates as indicative of our future performance and you may lose all or part of your invested capital. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our officers and directors have not had management experience with blank check companies or special purpose acquisition corporations in the past.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination in sectors that may be outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to the acquisition. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings, intense competition and difficulties in obtaining or retaining key personnel.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition, and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our Board of Directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our Board of Directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion, as described above.

We may issue additional Class A ordinary or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share and 2,000,000 undesignated preference shares, par value $0.0001 per share. Immediately after this offering, there will be 169,050,000 and 12,500,000 authorized but unissued Class A ordinary shares and Class B ordinary shares available, respectively, for issuance (assuming in each case that the underwriters have not exercised their over-allotment option), which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or upon conversion of the founder shares. Founder shares are convertible into Class A ordinary shares, initially at a one-for-one ratio but subject to adjustment, as set forth herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares or preference shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•

could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income tax considerations — Certain U.S. Federal Income Tax Considerations”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our status as a PFIC for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income tax considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive foreign investment company rules”). Depending on the particular circumstances, the application of the PFIC start-up exception is subject to uncertainty, and there cannot be any assurance that we will qualify for the PFIC start-up exception. In addition, our status as a PFIC for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the U.S. Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a qualified electing fund election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules to our Class A ordinary shares and warrants. For a more detailed discussion of the U.S. federal income tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Income tax considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive foreign investment company rules.”

Certain U.S. federal income tax consequences with respect to an investment in our units are subject to uncertainty.

U.S. federal income tax consequences relating to our units are complex, some of which are subject to uncertainty. For instance, because there are no authorities that directly address instruments similar to our units, the allocation an investor makes with respect to the purchase price of a unit between our Class A ordinary share and our warrant could be challenged by the IRS or courts. In addition, the U.S. federal income tax consequences of a cashless exercise of warrants included in our units are unclear under current law. Finally, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s holding period for purposes of determining whether any gain or loss realized by such U.S. Holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and whether any dividend we pay would be taxed at preferential long-term capital gains rates. See the section of this prospectus captioned “Income tax considerations — Certain U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax considerations relating to an investment in our units. Prospective investors are urged to consult their own tax advisors regarding U.S. federal income and other tax consequences with respect to an investment in our units.

We may migrate to another jurisdiction in connection with our initial business combination and such migration may result in taxes imposed on shareholders.

As a Cayman Islands entity, we do not have access to a network of income tax treaties to protect us from withholding taxes or gains taxes that may be imposed by other jurisdictions As a result, it may not be possible to effect repatriation of earnings or the receipt of income from our investments in a tax efficient manner. Accordingly, we may, in connection with our initial business combination or earlier, and subject to requisite shareholder approval under the Companies Law, transfer by way of continuation (migrate) to a different jurisdiction, including, for example, the jurisdiction in which the target company or business is located. Such a transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident and/or the jurisdictions in which its owners are resident if it is a tax transparent entity under the tax laws of such jurisdictions (including under any anti-deferral regime). We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may also be subject to withholding taxes or other taxes imposed by the jurisdiction where we are migrated to with respect to their ownership of us. Moreover, tax consequences of owning and disposing of our units, Class A ordinary shares or warrants may be significantly different from those described in the section of this prospectus captioned “Income tax considerations.”

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons, including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account, or less in certain circumstances, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, Mr. Apotheker and Mr. Mackey, our Co-Chief Executive Officers, and our directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, we may not be able to retain the officers and directors of a business combination target. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under applicable law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. As a result, we may need to reconstitute the management team of the post-transaction company in connection with our initial business combination, which may adversely impact our ability to complete an initial business combination in a timely manner or at all. Accordingly, any shareholders or warrant holders who choose to remain security holders following the business combination could suffer a reduction in the value of their securities. Such security holders are unlikely to have a remedy for such reduction in value.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, see “Management — Directors and Officers.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities such as operating companies or investment vehicles) that are engaged in making and managing investments in a similar business, although they may not participate in the formation of, or become an officer or director of, any other special purpose acquisition companies with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination, as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a target business and structuring of our initial business combination,” and such transaction was approved by a majority of our disinterested directors. Despite our commitment to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

In June 2020, our sponsor purchased an aggregate of 11,500,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On August 25, 2020, our sponsor surrendered 2,875,000 founder shares, resulting in an aggregate of 8,625,000 founder shares outstanding. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. As such, our sponsor will own 21.98% of our issued and outstanding shares after this offering (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement shares purchased in the private placement and assuming it does not purchase units in this offering). The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 950,000 placement units (or 1,092,500 if the over-allotment option is exercised in full) at a price of $10.00 per unit ($9,500,000 in the aggregate, or $10,925,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one Class A ordinary share and one-half of one warrant. Each whole warrant is exercisable to purchase one whole Class A ordinary share at $11.50 per share, subject to adjustment, as provided herein. These securities will also be worthless if we do not complete an initial business combination. The founder shares are identical to the ordinary shares included in the units being sold in this offering except that (i) holders of the founder shares have the right to vote on the appointment of directors prior to our initial business combination, (ii) the founder shares are subject to certain transfer restrictions, (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame) and (iv) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and in our amended and restated memorandum and articles of association.

The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Since our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds from this offering and the sale of the private placement units, $301,500,000 (or $346,725,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which includes up to approximately $10,500,000 (or up to $12,075,000 if the over-allotment option is exercised in full, for the payment of deferred underwriting commissions)).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that we will only redeem our public shares, so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules under the Exchange Act, have entered into privately negotiated agreements to sell their shares to our sponsor, directors, officers or advisors, or their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants is higher than was typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to ours whose units include one share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike some other blank check companies, if

(i)

we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like);

(ii)

the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions); and

(iii)	the Market Value is below $9.20 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like),

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which they had to consummate a business combination. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time in which we have to consummate a business combination through amending our amended and restated memorandum and articles of association. Such an amendment would require the affirmative vote of holders of at least two thirds of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-initial business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders, as described herein and in our amended and restated memorandum and articles of association, or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated), but excluding the provision of the articles relating to the appointment of directors, may be amended if approved by holders of at least two-thirds of our ordinary shares who attend (and any amendments to our memorandum and articles of association after the completion of the initial business combination will be in accordance with requirements of applicable law and our articles) and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares. Should our sponsor vote all its shares in favor of any such amendment, we would require 16,542,500, or 55.14%, of the public shares issued in this offering to be voted in favor of any such amendment for its approval (assuming no exercise of the underwriters’ over-allotment option and no purchase by our sponsor or its affiliates of public shares in this offering or thereafter). Prior to the initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association. Our sponsor, which will collectively beneficially own 21.98% of our ordinary shares upon the closing of this offering (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Continental Stock Transfer & Trust Company, the letter agreement among us and our sponsor, officers, directors and director nominees and the registration rights agreement among us and our sponsor, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, the underwriting agreement related to this offering contains a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the trust account at the time of signing the definitive agreement for the transaction with such target business (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) so long as we obtain and maintain a listing for our securities on Nasdaq. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment would not require approval from our shareholders, and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target, but intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement units. As a result, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, the amount of additional financing we may be required to obtain could increase as a result of future growth capital needs for any particular transaction, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination and/or the terms of negotiated transactions to purchase shares in connection with our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.05 per share on the liquidation of our trust account, or less in certain circumstances, and our warrants will expire worthless. Furthermore, as described in the risk factor entitled “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share,” under certain circumstances, our public shareholders may receive less than $10.05 per share upon the liquidation of the trust account.

Our sponsor will control the appointment of our Board of Directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will appoint all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our sponsor will own 21.98% of our issued and outstanding ordinary shares (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering). In addition, the founder shares, all of which are held by our sponsor, will entitle the sponsor to appoint all of our directors prior to our initial business combination. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by the affirmative vote of holders of at least 90% of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of its substantial ownership in our company, our sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. Accordingly, our sponsor will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Our sponsor paid an aggregate of $25,000, or approximately $0.002 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 94.9% (or $9.49 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.51 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then-outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants approve of such amendment. Our ability to amend the terms of the public warrants with the consent of at least a majority of the then-outstanding public warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A ordinary shares equals or exceed $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the placement warrants will be redeemable by us, so long as they are held by our sponsor or its permitted transferees.

Our management’s ability to require holders of our warrants to exercise such warrants on a “cashless basis” may cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his or her warrant (including any warrants held by our sponsor, officers or directors, other purchasers of our private placement units, or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our warrants, placement shares, placement warrants and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 15,000,000 of our Class A ordinary shares (or up to 17,250,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per share (subject to adjustment, as provided herein), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing to the sponsor in a private placement an aggregate of 950,000 placement shares (or 1,092,500 placement shares if the over-allotment option is exercised in full), 475,000 placement warrants (or 546,250 placement warrants if the over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, as provided herein. Prior to this offering, our sponsor purchased an aggregate of 8,625,000 founder shares in a private placement (up to 1,125,000 of which are subject to forfeiture if the over-allotment option is not exercised). The founder shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment, as set forth herein and in our amended and restated memorandum and articles of association. In addition, if our sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. To the extent we issue Class A ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The placement warrants included in the private placement units are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such warrants) are entitled to registration rights.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying suitable acquisition opportunities;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination include historical and pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards, as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company,” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us, as compared to other public companies, because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws, as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a United States company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the Board of Directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

The proceeds of this offering and the private placement will be in U.S. dollars. Any transaction, including the initial business combination, which is not in U.S. dollars, will expose us to currency exchange rate fluctuations. Any appreciation of a foreign currency against U.S. dollars may result in an increase of the purchase of price of a transaction, including the purchase price of the target business or businesses in the initial business combination.

We are not planning to enter into currency hedging transaction to protects us from a possible depreciation or appreciation of U.S. dollars against foreign currencies, such as the Euro. Accordingly, any appreciation against U.S. dollars of a foreign currency purchase price paid by us in a transaction may adversely affect the U.S. dollar cost of our acquisition. Furthermore, following the initial business combination, an appreciation of U.S. dollars against the foreign currency of a purchased business may negatively affect our results reported in U.S. dollars or the U.S. dollar valuation of the business subject to the initial business combination.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws, as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	government appropriation of assets;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business results of operations and financial condition.

We may seek acquisition opportunities in foreign countries that are subject to political, economic, and other uncertainties.

We may seek acquisition opportunities that have operations outside the United States. As a result, we could face political and economic risks and other uncertainties with respect these potential international operations. These risks may include the following, among other things:

•

loss of revenue, property, and equipment or delays in operations as a result of hazards such as expropriation, war, piracy, acts of terrorism, insurrection, civil unrest, and other political risks, including tension and confrontations among political parties;

•	transparency issues in general and, more specifically, risk in complying with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and other anti-corruption compliance laws;

•	increases in taxes and governmental royalties;

•	unilateral renegotiation of contracts by governmental entities;

•	redefinition of international boundaries or boundary disputes;

•	difficulties enforcing our rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations;

•

difficulties enforcing our rights against a governmental agency in the absence of an appropriate and adequate dispute resolution mechanism to address contractual disputes, such as international arbitration;

•	changes in laws and policies governing operations of foreign-based companies;

•	foreign-exchange restrictions; and

•	international monetary fluctuations and changes in the relative value of the U.S. dollar, as compared to the currencies of other countries in which we conduct business.

Outbreaks of civil and political unrest and acts of terrorism have occurred in countries in Europe and the Middle East, including countries close to or where we may seek an acquisition. Continued or escalated civil and political unrest and acts of terrorism in the countries in which we may operate could result in our curtailing operations or delays in project completions. In the event that countries in which we may operate experience civil or political unrest or acts of terrorism, especially in events where such unrest leads to an unseating of the established government, our operations could be materially impaired. Our potential international operations may also be adversely affected, directly or indirectly, by laws, policies, and regulations of the United States affecting foreign trade and taxation, including U.S. trade sanctions. Realization of any of the factors listed above could materially and adversely affect our financial condition, results of operations, or cash flows.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination may remain in place. Management of the target business may not be familiar with United States securities laws. If a new management is unfamiliar with United States securities laws, it may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy, and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination, and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business, as measured in dollars, will increase, which may make it less likely that we are able to consummate such transaction.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak, and any significant outbreak of other infectious diseases, could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors, or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing, which may be impacted by COVID-19 and other events.

There are risks related to the software and Internet technology industries to which we may be subject.

Business combinations with companies with operations in the software and Internet technology industries entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the software and Internet technology industries, we will be subject to, and possibly adversely affected by, the following risks, including, but not limited to:

•	if we do not develop successful new products or improve existing ones, our business will suffer;

•	we may invest in new lines of business that could fail to attract or retain users or generate revenue;

•	we will face significant competition and if we are not able to maintain or improve our market share, our business could suffer;

•

disruption or failure of our networks, systems, platform or technology that frustrate or thwart our users’ ability to access our products and services may cause our users, advertisers, and partners to cut back on or stop using our products and services altogether, which could seriously harm our business;

•	mobile malware, viruses, hacking and phishing attacks, spamming, and improper or illegal use of our products could seriously harm our business and reputation;

•	if we are unable to successfully grow our user base and further monetize our products, our business will suffer;

•	if we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be seriously harmed;

•

we may be subject to regulatory investigations and proceedings in the future, which could cause us to incur substantial costs or require us to change our business practices in a way that could seriously harm our business; and

•	components used in our products may fail as a result of a manufacturing, design, or other defect over which we have no control, and render our devices inoperable.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the software and Internet technology industries. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Cautionary note regarding forward-looking statements

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination in the software and technology industry;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses in the software and technology industry;

•	risks associated with acquiring an operating company or business in the software and technology industry;

•	the ability of our officers and directors to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of proceeds

We are offering 30,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$300,000,000	$345,000,000
Gross proceeds from private placement units offered in the private placement	9,500,000	10,925,000

Total gross proceeds	$309,500,000	$355,925,000

Offering expenses(2)
Underwriting commissions (2% of gross proceeds from units offered to public, excluding deferred portion)(3)	$6,000,000	$6,900,000
Legal fees and expenses	300,000	300,000
Accounting fees and expenses	50,000	50,000
SEC/FINRA Expenses	129,208	129,208
Travel and road show	20,000	20,000
Nasdaq listing and filing fees	75,000	75,000
Director and Officer liability insurance premiums	250,000	250,000
Printing and engraving expenses	40,000	40,000
Miscellaneous(4)	85,792	85,792

Total offering expenses (other than underwriting commissions)(5)	$950,000	$950,000
Proceeds after offering expenses(5)	$302,550,000	$348,075,000

Held in trust account(3)	$301,500,000	$346,725,000
% of public offering size	100.5%	100.5%

Not held in trust account(2)	$1,050,000	$1,350,000

The following table shows the use of the approximately $1,050,000 of net proceeds not held in the trust account(6).

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$550,000	52.4%
Legal and accounting fees related to regulatory reporting obligations	160,000	15.2%
Administrative and support services and office rent	300,000	28.6%
Other miscellaneous expenses	40,000	3.8%

Total	$1,050,000	100.0%

The following table shows the use of the approximately $1,350,000 of net proceeds not held in the trust account if the underwriters exercise the over-allotment option in full(6).

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$710,000	52.6%
Legal and accounting fees related to regulatory reporting obligations	160,000	11.9%
Administrative and support services and office rent	390,000	28.9%
Other miscellaneous expenses	90,000	6.6%

Total	$1,350,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $300,000, as described in this prospectus. To date, we have borrowed approximately $202,000 under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $2,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)

The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $10,500,000, which constitutes the underwriters’ deferred commissions (or $12,075,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(5)	We estimate that our out-of-pocket expenses for this offering will be approximately $950,000.
(6)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and, as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based on current interest rates, we would expect approximately $512,550 to be available to us from interest earned on the funds held in the trust account over 12 months following the investment of such funds in specified U.S. Government Treasury bills, however, we can provide no assurances regarding this amount. This estimate assumes no exercise of the underwriters’ over-allotment option and an interest rate of 0.17% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds, as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our sponsor or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from other parties, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
(7)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement units, $301,500,000 (or $346,725,000 if the underwriters’ over-allotment option is exercised in full), including $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $512,550 per year, assuming no exercise of the underwriters’ over-allotment option and an interest rate of 0.17% per year, following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, the proceeds from this offering and the sale of the private placement units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, or (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including, for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. To date, we have borrowed approximately $202,000 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2020 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds, as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from other parties, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules under the Exchange Act, our sponsor, directors, officers or advisors, or their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. See “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, or (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares and any public shares they may hold in connection with the completion of our initial business combination. In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

Dividend policy

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board of Directors at such time. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering, in which case we will effect a capitalization or share surrender or redemption or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement shares purchased in the private placement and assuming it does not purchase units in this offering). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding Class A ordinary shares.

At June 12, 2020, our net tangible book value was a deficit of $(122,622) or approximately $(0.01) per founder share. After giving effect to the sale of 30,000,000 Class A ordinary shares included in the units we are offering by this prospectus, the sale of the private placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 12, 2020 would have been $5,000,006 or $0.51 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 28,562,445 Class A ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $0.52 per share to our sponsor, as of the date of this prospectus, and an immediate dilution of $9.49 per share or 94.9% to our public shareholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $9.56 per share or 95.6%.

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement units:

	Without Over-allotment		With Over-allotment
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	(0.01)		(0.01)
Increase attributable to public stockholders	0.52		0.45

Pro forma net tangible book value after this offering and the sale of the private placement units		0.51		0.44

Dilution to public shareholders		$9.49		$9.56

Percentage of dilution to public shareholders		94.9%		95.6%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $287,052,572 because holders of up to approximately 95.2% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account, as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or general meeting, including interest (which interest shall be net of taxes payable) divided by the number of Class A ordinary shares sold in this offering).

The following table sets forth information with respect to our initial shareholders, who hold our Class B ordinary shares and the private placement units, and the public shareholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Class B Ordinary Shares(1)	7,500,000	19.51%	$25,000	0.008%	$0.003
Private Placement Units	950,000	2.47%	$9,500,000	3.07%	$10.00
Public Shareholders	30,000,000	78.02%	$300,000,000	96.92%	$10.00

	38,450,000	100.00%	$309,525,000	100.00%

(1)	Assumes the full forfeiture of 1,125,000 Class B ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

The pro forma net tangible book value per share after the offering (assuming that the underwriters do not exercise their over-allotment option) is calculated as follows:

	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book deficit before this offering	$(122,622)	$(122,622)
Net proceeds from this offering and sale of the private placement units	302,550,000	348,075,000
Plus: Offering costs paid in advance, excluded from tangible book value	125,200	125,200
Less: Deferred underwriting commissions	(10,500,000)	(12,075,000)
Less: Proceeds held in trust subject to redemption	(287,052,572)	(331,002,569)

	$5,000,006	$5,000,009

Denominator:
Ordinary shares outstanding prior to this offering	8,625,000	8,625,000
Ordinary shares forfeited if over-allotment is not exercised	(1,125,000)	—
Ordinary shares included in the units offered	30,000,000	34,500,000
Ordinary shares included in the private units	950,000	1,092,500
Less: Ordinary shares subject to redemption	(28,562,445)	(32,935,579)

	9,887,555	11,281,921

Capitalization

The following table sets forth our capitalization at August 25, 2020 and as adjusted to give effect to the sale of our 30,000,000 units in this offering for $300,000,000 (or $10.00 per unit) and the sale of 950,000 private placement units for $9,500,000 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities:

	June 12, 2020
	Actual	As Adjusted(1)
Note payable — related party(2)	$10,060	$—
Deferred underwriting commissions(3)	—	10,500,000

Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; -0- and 28,562,445 shares subject to possible redemption, actual and as adjusted, respectively	—	287,052,572
Preference shares, $0.0001 par value, 2,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; -0- and 2,387,555 shares issued and outstanding (excluding -0- and 28,562,445 shares subject to possible redemption), actual and as adjusted, respectively	—	239
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 8,625,000 and 7,500,000 shares issued and outstanding, actual and as adjusted, respectively(4)	863	750
Additional paid-in capital(5)	24,137	5,021,439
Accumulated deficit	(22,422)	(22,422)

Total shareholders’ equity	$2,578	$5,000,006

Total capitalization	$12,638	$302,552,578

(1)

Assumes the full forfeiture of 1,125,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(2)

Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. To date, we have borrowed approximately $202,000 under the promissory note with our sponsor.

(3)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 upon consummation of our initial business combination and any limitations (including, but not limited to, cash requirements) created by the terms of the initial business combination. The “as adjusted” amount of ordinary shares subject to redemption equals the “as adjusted” total assets of $302,552,578 less the “as adjusted” total liabilities of $10,500,000 less the “as adjusted” shareholders’ equity of $5,000,006. The value of ordinary shares that may be redeemed is equal to $10.05 per share (which is the assumed redemption price) multiplied by 28,562,445 ordinary shares, which is the maximum number of Class A ordinary shares that may be redeemed for a $10.05 purchase price per share and still maintain $5,000,001 of net tangible assets either immediately prior to or upon consummation of our initial business combination.

(4)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.
(5)

The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholder’s equity of $5,000,006, less Class A ordinary shares (par value) of $239, less Class B ordinary shares (par value) of $750, less the accumulated deficit of $(22,422).

Management’s discussion and analysis of financial condition and results of operations

Overview

We are a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement, the proceeds of the sale of our securities in connection with our initial business combination (pursuant to forward purchase contracts or backstop agreements we may enter into following the consummation of this offering or otherwise), our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares in a business combination:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the founder shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares;

•	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•

could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities, incur debt from banks or other financial institutions, or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at June 12, 2020, we had no cash and a working capital deficit of $(122,622). Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to completion of this offering through advances on behalf of the company of $25,000 from the sale of the founder shares to our sponsor and up to $300,000 in loans from our sponsor under an unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $950,000 and underwriting commissions of $6,000,000 (or $6,900,000 if the over-allotment option is exercised in full) (excluding deferred underwriting commissions of $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full)), and (ii) the sale of the private placement units for a purchase price of $9,500,000 in the aggregate (or $10,925,000 if the over-allotment option is exercised in full), will be $309,500,000 (or $355,925,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $301,500,000 (or $346,725,000 if the underwriters’ over-allotment option is exercised in full), including $10,500,000 (or up to $12,075,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into an interest-bearing trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,050,000 will not be held in the trust account (or $1,350,000 if the over-allotment option is exercised in full). In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $1,050,000 of proceeds held outside the trust account (or $1,350,000 if the over-allotment option is exercised in full). We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds, as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. The terms of such loans and the identity of the lender, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or our officers or directors, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $550,000 for legal, accounting, due diligence, travel and other expenses associated with pursuing business combinations; $160,000 for legal and accounting fees related to regulatory reporting requirements; $300,000 for administrative and support services; and approximately $40,000 for general working capital that will be used for miscellaneous expenses and reserves net of estimated interest income.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

If our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement units, and may, as a result, be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls, as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-

Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company, as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.

Many small- and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In June 2020, our sponsor purchased 11,500,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On August 25, 2020, our sponsor surrendered 2,875,000 founder shares, resulting in an aggregate of 8,625,000 founder shares outstanding. Following the completion of our initial business combination and the release of the founder shares from the lock-up, our sponsor intends to transfer founder shares to our independent director nominees that collectively comprise less than 1% of our issued and outstanding ordinary shares upon the consummation of this offering. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares of our sponsor at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement shares purchased in the private placement and assuming it does not purchase units in this offering). Our sponsor does not intend to purchase any units in this offering.

In addition, our sponsor has committed to purchase an aggregate of 950,000 private placement units (or 1,092,500 private placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $9,500,000 (or $10,925,000 if the over-allotment option is exercised in full). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. There will be no redemption rights or liquidating distributions from the trust account with respect to the private placement units (or their component securities), which will expire worthless if we do not consummate a business combination within the allotted 18-month period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Our initial shareholders have agreed to waive their redemption rights with respect to their placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, or (iii) if we fail to consummate a business combination within 18 months from the completion of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or if we liquidate prior to the expiration of the 18-month period. However, our initial shareholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period.

The placement warrants included in the private placement units are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such warrants) are entitled to registration rights.

Because of its ownership of the founder shares and private placement units, our sponsor will own 21.98% of our issued and outstanding shares after this offering (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering).

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. To date, we have borrowed approximately $202,000 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2020 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds, as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from other parties, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Pursuant to a registration rights agreement we will enter into with our sponsor on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units (and their component securities) issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 12, 2020, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company,” and under the JOBS Act, will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company.” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed business

Who We Are

We are a blank check company newly incorporated on June 4, 2020 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Although we will not be limited to a particular industry or geographic region, we expect to focus our search on European, Israeli and U.S. technology companies. We have not identified any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

Our vision is simple: to find the highest quality technology company that will compound growth for long-term value creation. We will leverage our extensive network to generate proprietary deal sourcing, apply a disciplined risk-return framework evaluating various opportunities and take a systematic approach to value creation once the target is brought into the public markets. Our management, officers and directors have a track record of operating and investing in technology companies across all cycles and will be guided by our fundamental principle of creating long-term value for all shareholders.

The People Who Can Lead

Our management team is led by the following:

Leo Apotheker, our Chairman and one of our Co-CEOs and a Director since our incorporation, also serves as the Chairman of Unit 4 (an ERP software company) and the Chairman of Syncron (an after-sales service solution provider), and as a Director (until April 2020 serving as the Vice Chairman and Lead Independent Director) of Schneider Electric SE (EPA: SU) (a diversified energy and digital automation company), P2 Energy Solutions (an energy-focused software company), Nice Systems (TLV: NICE) (a customer engagement and financial compliance software company), Taulia (a supply chain software company), and MercuryGate (a logistics optimization software company). Mr. Apotheker previously served on the Board of Directors of Signavio (a workflow software company).

Mr. Apotheker was appointed as the CEO and President of The Hewlett-Packard Company (NYSE: HPQ), or HP, and continued in that position until late 2011. Mr. Apotheker was also the CEO of the German software company SAP SE (NYSE:SAP) from April 2008 until early 2010 and its President and Deputy CEO in 2007. Mr. Apotheker joined SAP in 1988 as the CEO of SAP France and Belgium. After successfully managing the core EMEA region for SAP, he joined the SAP AG executive board in 2002 as President. It was under Mr. Apotheker’s leadership that the company became the global market leader in Enterprise Application software. During his 20 years at SAP, Mr. Apotheker helped transform SAP from a single product company to a multi-solution company, recognized as one of the leading software companies globally with more than €27 billion in revenue in 2019. Moreover, Mr. Apotheker was the driving force behind some of SAP’s most successful acquisitions, such as the acquisition of BusinessObjects in 2007 for $6.8 billion and the acquisition of TopManage that was subsequently rebranded as BusinessOne, one of SAP’s most profitable and successful product lines.

Mr. Apotheker graduated in Economics from the Hebrew University in Israel and is fluent in five languages.

We believe Mr. Apotheker is well-qualified to serve as a Director due to his extensive experience in the technology industry spanning the United States and Europe, his experience with public companies, his business leadership, his operational experience and his experience as a board member of several public and private companies.

Jim Mackey, one of our Co-CEOs, our CFO and Secretary, and a Director since our incorporation, worked as a Managing Director and the Chairman of the Software, Technology Investment Banking Group at Citigroup from October 2018 to May 2020. Mr. Mackey advised some of the leading enterprise software companies on potential M&A strategies, IPOs and debt placements. While at Citigroup, Mr. Mackey became a licensed Securities Principal and passed the SIE, 63, 79 and 24 exams. Prior to Citigroup, Mr. Mackey served in senior leadership roles at SAP, OpenText and BlackBerry. Mr. Mackey joined BlackBerry as an Executive Vice President, Executive Operations in December 2013 to help transform BlackBerry into a software-oriented company. During Mr. Mackey’s tenure at BlackBerry, he led and executed six acquisitions that transformed the company and evolved its mobile device management portfolio into a leading unified endpoint management portfolio. At BlackBerry, Mr. Mackey managed numerous functions, including overall corporate strategy and corporate development, Product Security, Secusmart, Encription, and the CIO operations and data centers. Prior to joining BlackBerry, Mr. Mackey was the Senior Vice President, Corporate Development for OpenText. During his time at OpenText, Mr. Mackey transformed the company by executing four acquisitions, including the acquisition of GXS ($1.1 billion). Prior to joining OpenText, Mr. Mackey was at SAP where he built and led the corporate development team, consisting of M&A strategy, execution and integration. Mr. Mackey executed some of SAPs largest acquisitions at the time, including the acquisition of Business Objects ($6.8 billion), Sybase ($5.8 billion) and SuccessFactors ($3.4 billion). During his career at SAP, Mr. Mackey was responsible for completing 44 acquisitions and more than $18 billion in transaction spend. Mr. Mackey started his career as an attorney and subsequently became licensed as a CPA while at Arthur Andersen.

Mr. Mackey received a BS in Accounting from Villanova University and his JD from Villanova University School of Law.

Mr. Mackey is well-qualified to serve as a Director due to his extensive investment experience, his operational experience and his experience in dealing with strategic matters of technology companies on a global scale.

Our Board of Directors consists of a diverse group of executives and seasoned investors that we believe are well-versed in the process of business opportunity pattern recognition. In addition to Messrs. Apotheker and Mackey, our Board of Directors upon the completion of this offering will include:

Franck Cohen, who will become an independent Director on completion of this offering, serves as Chairman of Trackunit (a telematics company) and Geektime (a digital online technology focused news portal company), and sits on the boards of SUSE (an open source software company), Antuit (an AI cloud SaaS company for retail), Acumatica (a cloud SaaS ERP for small businesses), Beqom (a compensation management software provider), Qvantel (a digital business support system provider) and Omada (an identity governance software company). He is also a board advisor of C3.AI and Workday.

Mr. Cohen was the President of SAP Digital Core & Industry Solutions until June 2019. In March 2017,, Mr. Cohen took over the responsibility for the newly created Digital Core organization within SAP, where the company decided to consolidate all product and development activities related to the different ERP solutions and the industry solutions with the objective to migrate from an on-premise to a cloud architecture and from a license and services model to a SaaS subscription model. In this role, Mr. Cohen led a team of 15,700 engineers and invested significantly in machine learning and artificial intelligence to catalyze digital transformation. Mr. Cohen joined SAP in 2009 as Senior Vice President, COO for EMEA and in 2011, he was appointed President of the EMEA region. Mr. Cohen began his career in 1987, where he launched an ERP software company in France. Ten years later, he joined Intentia, a Swedish ERP company, where he held several roles, including General Manager of EMEA and Executive Vice President of sales worldwide. In 2006, when Intentia merged with Lawson Software, Mr. Cohen remained with the new company as General Manager for EMEA. He subsequently relocated to the United States to lead the North American and the EMEA organization.

Mr. Cohen studied Mathematics and Electronic Engineering at Tel Aviv University.

Mr. Cohen is well-qualified to serve as a Director due to his extensive operational experience, and his experience in dealing with strategic matters of technology companies on a global scale.

Hervé Couturier, who will become an independent Director on completion of this offering, is a private investor and product strategy consultant. Mr. Couturier currently serves as the President of Kerney Partners (a consulting firm), and sits on the boards of Sabre (NASDAQ: SABR) (a travel technology company), SimCorp A/S (CPH: SIM) (a Danish investment management software provider), Infovista Inc. (a network software company), Unit4 (an Enterprise Resource Planning software company), Sportradar AG (a sports data company) and Kyriba Corp. (a treasury management software company). Mr. Couturier has held management positions at a number of IT companies including Business Objects (a business intelligence solutions provider, now part of SAP), S1 Corporation (a provider of payment software for financial institutions) and XRT (a European treasury management software company, now part of the Sage Group PLC). From 2012 to 2016, he was executive vice president, research and development, at Amadeus, an airline reservation systems provider. From 2007 to 2012, he was executive vice president of SAP AG’s technology group and head of research. Mr. Couturier began his career at IBM in 1982, where he held various engineering and business positions until 1997.

Mr. Couturier holds both an engineering degree and a Master of Science degree from the École Centrale Paris in France.

Mr. Couturier is well-qualified to serve as a Director due to his significant experience in solutions strategy, product strategy, product development and business management at software-based companies.

Raj Dani, who will become an independent Director on completion of this offering, has been the CFO of Ping since 2016. Ping provides leading technology solutions for enterprises to enable secure and seamless digital experiences for their workforce and customer identities. Mr. Dani is responsible for leading all financial functions as well as strategy and mergers and acquisitions at Ping, overseeing a period of significant revenue growth of the company while driving positive operating cash flows. He has led Ping’s successful IPO process,

transitioning the company from financial sponsor-backed to a public listing on the NYSE in September 2019,

and integrated three tuck-in acquisitions during his tenure at Ping including artificial intelligence API security software company Elastic Beam, directory and data governance software company UnboundID and identity proofing company Shocard.

Before joining Ping, Mr. Dani served as chief financial officer of AVI-SPL, Inc., a leading systems integration firm from 2014 to 2016. There he led a successful turnaround effort, enabling the sale of the company to a financial sponsor in 2016. Prior to that, Mr. Dani held senior financial management positions over thirteen years within global public technology services companies TTEC, Jabil and Flex. He began his career with PricewaterhouseCoopers LLP, serving in its audit and transaction advisory practices.

Mr. Dani is an actively licensed certified public accountant and has earned a master’s degree in accounting from the University of Florida and a bachelor’s degree in business administration from Emory University. During his career, Mr. Dani has gained extensive global business experience, including executing several acquisitions in Europe while on long-term assignments over five years in Zurich, Switzerland and Milan, Italy.

Mr. Dani is well-qualified to serve as a Director due to his extensive financial reporting, operational and advisory experience as well as his extensive global experience in technology companies.

Melissa Di Donato Roos, who will become an independent Director on completion of this offering, currently serves as the CEO of SUSE, the world’s largest independent open source software company, and sits on the board of Uccelli UK (a technology consulting company). As SUSE’s first female Chief Executive Officer, appointed in July 2019, Ms. Di Donato’s strategy is to double the company’s revenue from $500 million to $1 billion in the next three years. Prior to SUSE, Ms. Di Donato was the Global COO of the ERP division at SAP. She served as the EMEA and APJ Area Vice President for Salesforce.com, where she oversaw the creation of successful software solutions for the company. While at Salesforce.com, Ms. Di Donato was also responsible for the startup community and investments across Europe for companies building on the Force.com platform. At both SAP and Salesforce, Ms. Di Donato was instrumental in making acquired products successful in her geographies and areas of responsibility.

Ms. Di Donato currently sits on the board of directors of The Data Science Institute and Notion Capital, a venture capital firm that funds early-stage, fast-growing European SaaS and enterprise tech companies. An ardent supporter of diversity and inclusion, Ms. Di Donato also serves as the Technology Group Chair of the 30% Club, an organization with the goal of achieving 30 % female directors on S&P 100 boards by 2023.

Ms. Di Donato completed her education at Manhattanville College, graduating with a BA in Political Science and Russian Translation, and at American University, Kogod School of Business, graduating with an MBA in International Business and an MA in Russian. Ms. Di Donato is fluent in three languages: English, Italian, and Russian, and is a children’s book author. She is the founder of the charitable foundation, Inner Wings, which is dedicated to empowering young girls to be confident and brave, and encouraging their journey to become strong and independent women.

Ms. Di Donato is well-qualified to serve as a Director due to her extensive investment experience, operational experience and her extensive experience in technology companies.

Past performance of our management team and advisors does not guarantee either (i) success for any business combination we may consummate or (ii) that we will identify a suitable candidate for our initial business combination. You should not rely on the historical performance record of our management team or advisors as indicative of our future performance. Also, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our management team has no experience with blank check companies or special purpose acquisition companies. In addition, members of our management team may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations concerning initial business combination opportunities. For a list of our management team and entities for which a conflict of interest may or does exist, as well as the priority and preference that such other entities have with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph titled “Management — Conflicts of Interest.”

The Changes We See

2020 has been a year of significant change and disruption to daily lives and how people work. This new normal has caused significant volatility in the economy and the markets as a whole. Historically, when the world and the global economy go through material downturns and changes, the pace of technology disruption and subsequent digital transformation accelerates to adapt. Software’s innovation and importance have heightened, enhancing productivity gains and serving as a vital engine of resilience and growth. The global COVID-19 pandemic has further accelerated these trends.

A wide range of new infrastructure technologies and application development tools coupled with greater levels of connectivity, such as cloud, artificial intelligence/machine learning, low-code/no-code application development and 5G/IoT (Internet of Things), are resulting in significant and continuous digital transformation, impacting industries and business models across the world.

We believe these tech-driven transformations are consequential, ubiquitous, unstoppable, and gaining significant momentum. Major shifts are happening across multiple industries ranging from financial services, healthcare and retail sectors to communications, media, manufacturing, transportation and travel. Companies need to adopt new business models and transform not only in the way they engage with consumers, suppliers and partners, but also in the way they manage internal business processes. Software companies that enhance productivity and assist in this transformation continue to gain traction, generating high-growth and high-margins with defensible business models.

Software and tech-enabled companies globally have been and will remain an important player in the tectonic shift towards digital transformation. Software continues to be in a secular growth cycle supported by sustainable and long-term expansion. Many developed and emerging countries have access to a well-trained, skilled and affordable engineering talent pool for the sector. Against this backdrop, it is not surprising that venture capital has been very active in the space. From 2014 to June 2020, $307 billion in venture funding has been deployed globally in the software sector with a significant portion of that capital supporting later stage companies. According to Pitchbook, Series D+ rounds for venture-backed software attracted $22 billion in capital, at median valuations of $490 million in 2019.

Companies in developed nations, such as the U.S., Europe and Israel, serve markets with a relatively high standard of living, well-developed domestic business environment and respect of the rule of law. According to PitchBook-NVCA Venture Monitor, venture capital investments in the U.S. reached $136.5 billion in 2019, surpassing the $130 billion mark for the second consecutive year. In Europe, venture capital has more than tripled in recent years, jumping from €9 billion in deal value in 2013 to €32.4 billion in 2019, according to Pitchbook’s 2019 Annual European Venture Report. In Israel, venture capital investments in IT and enterprise software companies have been even more pronounced, as investments rose from $0.4 billion in 2013 to over $4.4 billion in 2019 according to IVC’s 2019 Israel High Tech Report.

Due to large amount of available capital in the private markets, which includes, but is not limited to, venture capital, hedge funds, mutual funds, sovereign wealth funds, and corporates, companies have been able to stay private longer. With this stable access to private capital, a company’s decision to go public is a strategic one rather than one of additional liquidity.

We believe the combination of accelerating digital transformation and the availability of capital has spurred a sizable opportunity for entrepreneurial dynamism and wealth creation. We see significant go-to market opportunities in local markets, which our management team is experienced to help diversify globally. We possess the enterprise experience necessary to do so prudently, with an optimal mix of organic and inorganic strategies.

The Sector We Intend To Pursue

While our efforts to identify a target business may span many industries and regions worldwide, we intend to focus on public and private opportunities in the technology sector, particularly companies in enterprise software or technology-enabled services. We believe these sectors will deliver strong risk-adjusted returns for our investors, supported by a robust market outlook and industry tailwinds.

Enterprise software spending is growing significantly faster than both the broader economy and overall IT spend. Gartner research forecasts show enterprise software spending growing at a compound annual growth rate, or CAGR, of 9.8% between 2018 and 2023, as opposed to a global overall IT spending CAGR in general of 2.9% and global GDP CAGR 2.4% for the same period. Mature software markets continue to grow and show resilience even as the sector continues to rapidly evolve. With hardware becoming increasingly commoditized, the focus of IT spending is shifting towards software. Additionally, tech-enabled services represent a large and growing total addressable market with a size of $135 billion, according to Gartner research. The market includes, but is not limited to enterprise resource planning, analytics and business intelligence, customer relationship management, and supply chain management.

Management believes that a number of technology companies are considering capital raising in the form of IPOs globally and particularly in the U.S., Europe and Israel. In the U.S., an average of 82 technology companies went public each year during the 1990s, according to Dealogic. Since 2010, however, that annual average plummeted to only 32, a 59% drop, and in 2019, stood at 46. In Europe, of the eight tech companies listed on the Nasdaq or the NYSE, only one has completed a regular way IPO since 2016, with a second reaching the public markets via a SPAC business combination, highlighting the exit drought for private European tech companies through traditional way IPOs. Our management team believes financial sponsor-backed high growth technology companies that were evaluating entering the public markets through a traditional IPO in 2020 may look for alternative sources of liquidity.

Management believes the inability for smaller but successful technology companies to raise capital through regular way IPOs or the bank market creates a long-term investment opportunity. We believe this group of companies is overlooked by the capital markets and offer significant potential upside for investors, presenting a compelling opportunity for growth and value creation.

We intend to capture opportunities that are available and to evaluate the best risk-reward trade-off to create sustainable long-term shareholder value.

Acquisition Criteria

We expect to use the following strategic, operational and financial criteria to evaluate software and technology enabled opportunities in targeting companies with enterprise value between $750 million and $2 billion and with large addressable markets. We believe companies of this size have a momentum that often includes an international following, and offer long-term better risk-adjusted return potential.

Strategy

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Product excellence: We will seek products that have a differentiated and defensible niche in large addressable markets. Products should either have newer architectural and cloud advantages or be mature and stable and capable of being a platform for future growth in building new products or adding logical adjacencies.

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Reputation and market acceptance: We will seek companies with a sizable market share in their segment or the opportunity to achieve market leadership by disrupting the incumbents. Defensible proprietary technology and intellectual property rights will also be key components for a compelling target business.

•	Strategic Initiatives: We will seek management teams with the interest and ability to execute on strategic opportunities, including acquisitions of companies that enhance shareholder value.

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Defensible business niche: We will seek companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to create barriers to entry against new competitors.

Operational

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Target management’s maturity: We will seek companies with proven and accomplished management teams that are eager to work with us and benefit from our management team’s expertise. We will devote significant resources to analyzing and reaching alignment among a target’s management and its stakeholders, a paramount element to the successful execution of any business plan.

•	Operational maturity: We will seek companies which have compliance, financial controls and reporting processes in place and are ready for the regulatory constraints of a public entity.

Financial

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Growth and Profitability: We will seek to invest in companies on a promising growth path, driven by a sustainable competitive advantage, resulting in strong unit economics. Companies with strong gross margin profiles and those with high net dollar retention rates are generally compelling from an investment perspective.

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Benefit from being public: We will work with management and shareholders who want to have their company become a public entity and create substantial value. The benefits of transitioning from a private to a public entity may include broader access to debt and equity providers, liquidity for employees and currency for a potential acquisition, and expanded branding in the marketplace.

•	Appropriate valuations: We are rigorous, disciplined and valuation-centric investors, with a keen understanding of market value. We will seek significant upside potential with limited downside risks.

These criteria are not exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria that our management team deems relevant. If we enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in the shareholder communications related to our initial business combination, either in the form of proxy solicitation materials or tender offer documents that we file with the SEC.

The Value We Offer

As highlighted above, our goal is to complete a business combination with a leading software or tech enabled company that is valued between $750 million and $2 billion in enterprise value, where we can effectively employ our management team’s industry skills and experience, as well as our extensive personal networks to add value and grow the acquired company significantly. We believe the value our management team may bring to a target business includes the following:

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Expertise in growing and profitably scaling successful software and tech enabled companies: Our management team has demonstrated consistent prowess in building, investing, nurturing and leading software and tech enabled companies. We know how to spot unique ideas or disruptive business models and grow them from local sensation to global ubiquity. Through decades of combined operational and financial experience, our management team has a proven track record of growing companies organically and through M&A. Additionally, we believe we can leverage our extensive professional network to recruit and use top talent to create competitive advantage.

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Ability to mentor and support exceptional executives: Our management team and advisors have served on multiple public and private boards of directors globally, across various sectors. They collectively supervised hundreds of acquisitions, took companies public, navigated complex governance challenges, and contributed to their companies’ global success.

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Maximizing the value of becoming a public entity: As a public entity, we believe we offer a wide range of advantages to stakeholders. These include, but are not limited to, working with management and shareholders who want to see their company generate substantial value; broadening access to debt and equity providers; providing liquidity for employees and currency for potential acquisitions; and expanding a brand in the marketplace.

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Clarity of vision: As the business school saying goes, “strategy without execution is hallucination” and our management team brings a wealth of operational experience that we believe will help grow good companies to global scale. Our management team will work on an expedited timetable with a company to ensure that the right organic and inorganic strategy is executed systematically to profitably grow and will bring a wealth of software industry relationships to grow strong alliances and partnerships for technology or go-to market extensions.

We intend to use a network of professional contacts that our management team and advisors developed over many years, and whom we trust for their insights and vision. This network encompasses private equity firms, venture capitalists and entrepreneurs.

The skills and experience accumulated by our management team and advisors will guide our acquisition process.

Other Acquisition Considerations

We may need to obtain additional financing either to complete our initial business combination or if we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, or for both reasons. We intend to acquire a company with an enterprise value significantly above the net proceeds of this offering and the sale of the private placement units. Depending on the size of the transaction or the number of public shares we are obligated to redeem, we may utilize several additional financing sources, including, but not limited to, the issuance of additional securities to the sellers of a target business, borrowings from banks or other lenders or the owners of the target, capital markets indebtedness, a private placement to raise additional funds, or a combination of the foregoing. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination.

Unless we complete our initial business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and placement shares held by them and any public shares purchased during or after the offering in favor of our initial business combination.

Members of our management team will directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see “Management — Conflicts of Interest.”

Each of our directors and officers presently has, and in the future our directors and our officers may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he or she is interested, provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the Board of Directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

We may, in connection with our initial business combination or earlier, and subject to requisite shareholder approval under the Companies Law, transfer by way of continuation (migrate) to a different jurisdiction, including, for example, the jurisdiction in which the target company or business is located. For a more detailed discussion of the tax considerations in connection with any potential reincorporation, see “— We may migrate to another jurisdiction in connection with our initial business combination and such migration may result in taxes imposed on shareholders” and the section of this prospectus captioned “Income tax considerations.”

Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account or we have failed to complete our initial business combination within 18 months after the closing of this offering.

Initial Business Combination

As required by Nasdaq rules, our initial business combination will be approved by a majority of our independent directors. Nasdaq rules also require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our Board of Directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their interests in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

We are an “emerging growth company,” as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company,” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Financial position

With funds available for a business combination initially in the amount of $291,000,000 assuming no redemptions and after payment of $10,500,000 of deferred underwriting fees (or $334,650,000 assuming no redemptions and after payment of up to $12,075,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options, such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may, although we do not currently intend to, seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, start-up companies or companies with speculative business plans or excess leverage, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including, for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement units, and may, as a result, be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a target business and structuring of our initial business combination

As required by Nasdaq rules, our initial business combination will be approved by a majority of our independent directors. Nasdaq rules also require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to these requirements, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•	we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of Class A ordinary shares then outstanding;

•

any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of Class A ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted purchases of our securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our sponsor, directors, officers or advisors, or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers or advisors, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including, but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers or advisors, or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers or advisors, or their respective affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers or advisors, or their respective affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers or advisors, or their respective affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers or advisors, or their respective affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers or advisors, or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers or advisors, or their respective affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Ability to Extend Time to Complete Business Combination

We will have until 18 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to six times, each by an additional month (for a total of up to 24 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $990,000, or $1,138,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case), on or prior to the date of the applicable deadline, for each monthly extension, up to an aggregate of $5,940,000 (or $6,831,000 if the underwriters’ over-allotment option is exercised in full), or $0.198 per public share, if we effect extension for up to six months in aggregate. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. Consequently, such loans might not be made on the terms described in this prospectus. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.05 per public share (subject to increase of up to an additional $0.198 per public share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares and any public shares they may hold in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq , we will be required to comply with Nasdaq rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights, as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules of the SEC, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we will only redeem our public shares, so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules of the SEC; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a preliminary proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor and its permitted transferees will own at least 21.98% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the completion of a business combination.

Our amended and restated memorandum and articles of association will provide that we will only redeem our public shares, so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption upon completion of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires, as a closing condition, that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver.

However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules of the SEC, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a preliminary proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Redemption of public shares and liquidation if no initial business combination

Our sponsor, officers and directors have agreed that we will have only 18 months from the closing of this offering to complete our initial business combination (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If we are unable to complete our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our sponsor acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, in either case unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares. However, we will only redeem our public shares so long as (after such redemption)

our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,050,000 of proceeds held outside the trust account (or $1,350,000 if the over-allotment option is exercised in full), although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.05 (subject to increase of up to an additional $0.198 per public share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.05. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account or as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors, such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. None of our other officers will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.05 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,050,000 from the proceeds of this offering and the sale of the private placement units (or $1,350,000 if the over-allotment option is exercised in full), with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $950,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.05 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, or (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any material provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights prior to the initial business combination or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote. Our sponsor, officers and directors have agreed to waive any redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

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prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) in each case subject to the limitations described herein;

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we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination;

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if our initial business combination is not consummated within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), then our existence will terminate and we will distribute all amounts in the trust account; and

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prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of a majority of least two-thirds of our members holding ordinary shares as, being entitled to do so, voting in person or, by proxy at a general meeting in accordance with our amended and restated articles of association. If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination

Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.05 per share (subject to increase of up to an additional $0.198 per public share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus)),	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers or advisors, or their respective affiliates may purchase shares in privately negotiated transactions or in the open market, either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.05 per share), including interest (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable) divided by the number of then-outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001, either immediately prior to or upon consummation of our initial business combination and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of this offering to those of blank check companies subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. $301,500,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee.	Approximately $303,500,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$301,500,000 of the net offering proceeds and the sale of the private placement units held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Mizuho informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination and the redemption rights, as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a preliminary proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. Additionally, each public shareholder may elect to redeem his or her public shares irrespective of whether they vote for or against the proposed transaction.

Business combination deadline	If we are unable to complete an initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private placement units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend and restate our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), or (B) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, or (iii) the redemption of all of our public shares, if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), subject to applicable law. The Company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination, in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Terms of Our Offering	Terms Under a Rule 419 Offering
are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination, if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Conflicts of interest

Each of our directors and officers presently has, and in the future any of our directors and our officers may have, additional, fiduciary or contractual obligations to other entities pursuant to which such director or officer is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our directors or officers becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he or she is interested, provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the Board of Directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Members of our management team will, directly or indirectly, own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see “Management — Conflicts of Interest.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account or to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors, such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our executive offices at PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands. The cost for this space is approximately $600 per month that we will pay to an unaffiliated third party for office space. We consider our current office space adequate for our current operations.

Employees

As of the effective date of this prospectus, we will have two officers and do not intend to have any full-time employees prior to the completion of the business combination. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that our officers or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic reporting and financial information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021, as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company,” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Legal proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Management

Directors and officers

Name	Age	Title
Leo Apotheker		Co-Chief Executive Officer, Chairman of the Board and Director
Jim Mackey		Co-Chief Executive Officer, Chief Financial Officer, Secretary and Director
Franck Cohen		Director nominee
Hervé Couturier		Director nominee
Raj Dani		Director nominee
Melissa Di Donato Roos		Director nominee

Upon consummation of this offering, our directors and officers will be as follows:

Leo Apotheker, our Chairman and one of our Co-CEOs and a Director since our incorporation, also serves as the Chairman of Unit 4 (an ERP software company) and the Chairman of Syncron (an after-sales service solution provider), and as a Director (until April 2020 serving as the Vice Chairman and Lead Independent Director) of Schneider Electric SE (EPA: SU) (a diversified energy and digital automation company), P2 Energy Solutions (an energy-focused software company), Nice Systems (TLV: NICE) (a customer engagement and financial compliance software company), Taulia (a supply chain software company), and MercuryGate (a logistics optimization software company). Mr. Apotheker previously served on the Board of Directors of Signavio (a workflow software company).

Mr. Apotheker was appointed as the CEO and President of The Hewlett-Packard Company (NYSE: HPQ), or HP, and continued in that position until late 2011. Mr. Apotheker was also the CEO of the German software company SAP SE (NYSE:SAP) from April 2008 until early 2010 and its President and Deputy CEO in 2007. Mr. Apotheker joined SAP in 1988 as the CEO of SAP France and Belgium. After successfully managing the core EMEA region for SAP, he joined the SAP AG executive board in 2002 as President. It was under Mr. Apotheker’s leadership that the company became the global market leader in Enterprise Application software. During his 20 years at SAP, Mr. Apotheker helped transform SAP from a single product company to a multi-solution company, recognized as one of the leading software companies globally with more than €27 billion in revenue in 2019. Moreover, Mr. Apotheker was the driving force behind some of SAP’s most successful acquisitions, such as the acquisition of BusinessObjects in 2007 for $6.8 billion and the acquisition of TopManage that was subsequently rebranded as BusinessOne, one of SAP’s most profitable and successful product lines.

Mr. Apotheker graduated in Economics from the Hebrew University in Israel and is fluent in five languages.

We believe Mr. Apotheker is well-qualified to serve as a Director due to his extensive experience in the technology industry spanning the United States and Europe, his experience with public companies, his business leadership, his operational experience and his experience as a board member of several public and private companies.

Jim Mackey, one of our Co-CEOs, our CFO and Secretary, and a Director since our incorporation, worked as a Managing Director and the Chairman of the Software, Technology Investment Banking Group at Citigroup from October 2018 to May 2020. Mr. Mackey advised some of the leading enterprise software companies on potential M&A strategies, IPOs and debt placements. While at Citigroup, Mr. Mackey became a licensed Securities Principal and passed the SIE, 63, 79 and 24 exams. Prior to Citigroup, Mr. Mackey served in senior leadership roles at SAP, OpenText and BlackBerry. Mr. Mackey joined BlackBerry as an Executive Vice President, Executive Operations in December 2013 to help transform BlackBerry into a software-oriented company. During Mr. Mackey’s tenure at BlackBerry, he led and executed six acquisitions that transformed the company and evolved its mobile device management portfolio into a leading unified endpoint management portfolio. At

BlackBerry, Mr. Mackey managed numerous functions, including overall corporate strategy and corporate development, Product Security, Secusmart, Encription, and the CIO operations and data centers. Prior to joining BlackBerry, Mr. Mackey was the Senior Vice President, Corporate Development for OpenText. During his time at OpenText, Mr. Mackey transformed the company by executing four acquisitions, including the acquisition of GXS ($1.1 billion). Prior to joining OpenText, Mr. Mackey was at SAP where he built and led the corporate development team, consisting of M&A strategy, execution and integration. Mr. Mackey executed some of SAPs largest acquisitions at the time, including the acquisition of Business Objects ($6.8 billion), Sybase ($5.8 billion) and SuccessFactors ($3.4 billion). During his career at SAP, Mr. Mackey was responsible for completing 44 acquisitions and more than $18 billion in transaction spend. Mr. Mackey started his career as an attorney and subsequently became licensed as a CPA while at Arthur Andersen.

Mr. Mackey received a BS in Accounting from Villanova University and his JD from Villanova University School of Law.

Mr. Mackey is well-qualified to serve as a Director due to his extensive investment experience, his operational experience and his experience in dealing with strategic matters of technology companies on a global scale.

Our Board of Directors consists of a diverse group of executives and seasoned investors that we believe are well-versed in the process of business opportunity pattern recognition. In addition to Messrs. Apotheker and Mackey, our Board of Directors upon the completion of this offering will include:

Franck Cohen, who will become an independent Director on completion of this offering, serves as Chairman of Trackunit (a telematics company) and Geektime (a digital online technology focused news portal company), and sits on the boards of SUSE (an open source software company), Antuit (an AI cloud SaaS company for retail), Acumatica (a cloud SaaS ERP for small businesses), Beqom (a compensation management software provider), Qvantel (a digital business support system provider) and Omada (an identity governance software company). He is also a board advisor of C3.AI and Workday.

Mr. Cohen was the President of SAP Digital Core & Industry Solutions until June 2019. In March 2017,, Mr. Cohen took over the responsibility for the newly created Digital Core organization within SAP, where the company decided to consolidate all product and development activities related to the different ERP solutions and the industry solutions with the objective to migrate from an on-premise to a cloud architecture and from a license and services model to a SaaS subscription model. In this role, Mr. Cohen led a team of 15,700 engineers and invested significantly in machine learning and artificial intelligence to catalyze digital transformation. Mr. Cohen joined SAP in 2009 as Senior Vice President, COO for EMEA and in 2011, he was appointed President of the EMEA region. Mr. Cohen began his career in 1987, where he launched an ERP software company in France. Ten years later, he joined Intentia, a Swedish ERP company, where he held several roles, including General Manager of EMEA and Executive Vice President of sales worldwide. In 2006, when Intentia merged with Lawson Software, Mr. Cohen remained with the new company as General Manager for EMEA. He subsequently relocated to the United States to lead the North American and the EMEA organization.

Mr. Cohen studied Mathematics and Electronic Engineering at Tel Aviv University.

Mr. Cohen is well-qualified to serve as a Director due to his extensive operational experience, and his experience in dealing with strategic matters of technology companies on a global scale.

Hervé Couturier, who will become an independent Director on completion of this offering, is a private investor and product strategy consultant. Mr. Couturier currently serves as the President of Kerney Partners (a consulting firm), and sits on the boards of Sabre (NASDAQ: SABR) (a travel technology company), SimCorp A/S (CPH: SIM) (a Danish investment management software provider), Infovista Inc. (a network software company), Unit4 (an Enterprise Resource Planning software company), Sportradar AG (a sports data company) and Kyriba Corp. (a treasury management software company). Mr. Couturier has held management positions at a number of IT companies including Business Objects (a business intelligence solutions provider, now part of SAP), S1 Corporation (a provider of payment software for financial institutions) and XRT (a European treasury management software company, now part of the Sage Group PLC). From 2012 to 2016, he was executive vice president, research and development, at Amadeus, an airline reservation systems provider. From 2007 to 2012, he was executive vice president of SAP AG’s technology group and head of research. Mr. Couturier began his career at IBM in 1982, where he held various engineering and business positions until 1997.

Mr. Couturier holds both an engineering degree and a Master of Science degree from the École Centrale Paris in France.

Mr. Couturier is well-qualified to serve as a Director due to his significant experience in solutions strategy, product strategy, product development and business management at software-based companies.

Raj Dani, who will become an independent Director on completion of this offering, has been the CFO of Ping since 2016. Ping provides leading technology solutions for enterprises to enable secure and seamless digital experiences for their workforce and customer identities. Mr. Dani is responsible for leading all financial functions as well as strategy and mergers and acquisitions at Ping, overseeing a period of significant revenue growth of the company while driving positive operating cash flows. He has led Ping’s successful IPO process,

transitioning the company from financial sponsor-backed to a public listing on the NYSE in September 2019,

and integrated three tuck-in acquisitions during his tenure at Ping including artificial intelligence API security software company Elastic Beam, directory and data governance software company UnboundID and identity proofing company Shocard.

Before joining Ping, Mr. Dani served as chief financial officer of AVI-SPL, Inc., a leading systems integration firm from 2014 to 2016. There he led a successful turnaround effort, enabling the sale of the company to a financial sponsor in 2016. Prior to that, Mr. Dani held senior financial management positions over thirteen years within global public technology services companies TTEC, Jabil and Flex. He began his career with PricewaterhouseCoopers LLP, serving in its audit and transaction advisory practices.

Mr. Dani is an actively licensed certified public accountant and has earned a master’s degree in accounting from the University of Florida and a bachelor’s degree in business administration from Emory University. During his career, Mr. Dani has gained extensive global business experience, including executing several acquisitions in Europe while on long-term assignments over five years in Zurich, Switzerland and Milan, Italy.

Mr. Dani is well-qualified to serve as a Director due to his extensive financial reporting, operational and advisory experience as well as his extensive global experience in technology companies.

Melissa Di Donato Roos, who will become an independent Director on completion of this offering, currently serves as the CEO of SUSE, the world’s largest independent open source software company, and sits on the board of Uccelli UK (a technology consulting company). As SUSE’s first female Chief Executive Officer, appointed in July 2019, Ms. Di Donato’s strategy is to double the company’s revenue from $500 million to $1 billion in the next three years. Prior to SUSE, Ms. Di Donato was the Global COO of the ERP division at SAP. She served as the EMEA and APJ Area Vice President for Salesforce.com, where she oversaw the creation of successful software solutions for the company. While at Salesforce.com, Ms. Di Donato was also responsible for the startup community and investments across Europe for companies building on the Force.com platform. At both SAP and Salesforce, Ms. Di Donato was instrumental in making acquired products successful in her geographies and areas of responsibility.

Ms. Di Donato currently sits on the board of directors of The Data Science Institute and Notion Capital, a venture capital firm that funds early-stage, fast-growing European SaaS and enterprise tech companies. An ardent supporter of diversity and inclusion, Ms. Di Donato also serves as the Technology Group Chair of the 30% Club, an organization with the goal of achieving 30% female directors on S&P 100 boards by 2023.

Ms. Di Donato completed her education at Manhattanville College, graduating with a BA in Political Science and Russian Translation, and at American University, Kogod School of Business, graduating with an MBA in International Business and an MA in Russian. Ms. Di Donato is fluent in three languages: English, Italian, and Russian, and is a children’s book author. She is the founder of the charitable foundation, Inner Wings, which is dedicated to empowering young girls to be confident and brave, and encouraging their journey to become strong and independent women.

Ms. Di Donato is well-qualified to serve as a Director due to her extensive investment experience, operational experience and her extensive experience in technology companies.

Number, terms of office and appointment of officers and directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our Board of Directors will consist of five members. Holders of our founder shares will have the right to appoint all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by the affirmative vote of holders of at least 90% of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. Subject to any other special rights applicable to the shareholders, any vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.

Our officers are elected by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association, as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board of Directors.

Director independence

Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Franck Cohen, Hervé Couturier, Raj Dani and Melissa Di Donato Roos are “independent directors,” as defined in Nasdaq listing standards and applicable SEC rules. Our audit committee will be entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and director compensation

Except as set forth herein, none of our officers or directors have received any cash compensation for services rendered to us. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Following the completion of our initial business combination and the release of the founder shares from the lock-up, our sponsor intends to transfer founder shares to our independent director nominees that collectively comprise less than 1% of our issued and outstanding ordinary shares upon the consummation of this offering. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms part, our Board of Directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the Board of Directors. Franck Cohen, Hervé Couturier and Raj Dani will serve as members of our audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Franck Cohen, Hervé Couturier and Raj Dani meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our Board of Directors has determined that Raj Dani qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•

the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent registered public accounting firm all relationships the firm have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the Board of Directors. Hervé Couturier and Melissa Di Donato Roos will serve as members of our compensation committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Hervé Couturier and Melissa Di Donato Roos meet the independent director standard under Nasdaq listing standards applicable to members of the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-Chief Executive Officers’ compensation, if any is paid by us, evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Co-Chief Executive Officers based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the Board of Directors. The Board of Directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Franck Cohen, Raj Dani and Melissa Di Donato Roos. In accordance with Rule 5605 of the NASDAQ rules, all such directors are independent.

As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board of Directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual general meeting (or, if applicable, an extraordinary general meeting). Our shareholders that wish to nominate a director for election to our Board of Directors should follow the procedures set forth in our amended and restated Memorandum and Articles of Association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation committee interlocks and insider participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board of Directors.

Code of ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such director or officer is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our directors or officers becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he or she is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the Board of Directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account or we have failed to complete our initial business combination within 18 months after the closing of the offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual(1)(2)	Entity	Entity’s Business	Affiliation
Leo Apotheker	P2 Energy Solutions	Software and Data	Director
	Unit4	Enterprise Software	Director
	Syncron	Enterprise Software	Director
	Taulia	Capital Management	Director
	Schneider SE	Electrical Equipment	Director
	Nice Ltd.	Enterprise Software	Director
Franck Cohen	Trackunit	Telematics	Chairman
	Geektime	Online News Portal	Chairman
	SUSE	Open Source Software	Director
	Antuit	Software and Data	Director
	Acumatica	Software and Data	Director
	Beqom	Enterprise Software	Director
	Qvantel	Enterprise Software	Director
	Omada	Software and Data	Director
Hervé Couturier	Kerney Partners	Consulting	President
	Sabre	Software and Data	Director
	SimCorp A/S	Enterprise Software	Director
	Infovista Inc.	Enterprise Software	Director
	Unit4	Enterprise Software	Director
	Sportradar AG	Software and Data	Director
	Kyriba Corp.	Software and Data	Director
Raj Dani	Ping Identity Corporation	Software and Data	CFO
Melissa Di Donato Roos	SUSE	Open Source Software	CEO
	Uccelli UK	Technology Consulting	Director

(1)

Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his or her obligations and the presentation by each such individual of business opportunities.

(2)	Each individual listed has a fiduciary duty with respect to each of the listed entities opposite from his or her name.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Officers.”

•

Our sponsor, officers and directors have agreed to waive their redemption rights with respect to our founder shares, placement shares and public shares in connection with the consummation of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their redemption rights with respect to their founder shares and placement shares if we fail to consummate our initial business combination within 18 months after the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. If the sponsor distributes any founder shares to its shareholders who are our officers and directors, those shareholders will be bound by the same lock-up. Notwithstanding the foregoing, if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up. In addition, following the completion of our initial business combination our sponsor may engage in margin loans for up to no more than $25 million using its shares as collateral. With certain limited exceptions, the private placement units, and the securities underlying such units, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors will directly or indirectly own ordinary shares and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination, because, although many of the foregoing entities are involved in the technology industry broadly defined, the specific industry focuses of a majority of these entities differ from our focus on financial technology businesses and the type or size of the transaction that such companies would most likely consider are of a size and nature substantially different than what we are targeting.

We have not selected any potential business combination target and have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. Potential target companies with whom we may engage in discussions after the closing of the offering may have had prior discussions with other blank check companies, bankers in the industry and/or other professional advisors, including blank check companies with which our advisors are affiliated. Subsequent to the closing of this offering, we may pursue transactions with such potential targets (i) if such other blank check companies are no longer pursuing transactions with such potential targets, (ii) if we become aware that such potential targets are interested in a potential initial business combination with us and (iii) if we believe such transactions would be attractive to our shareholders.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In addition, our sponsor, officers, directors or any of their respective affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor, officers, directors and their respective affiliates have no obligation or current intention to do so. If our sponsor, officers, directors or any of their respective affiliates elects to make additional investments, such proposed investments could influence the motivation of the sponsor, or relevant officer, director, or any of their respective affiliates, as applicable, to complete an initial business combination. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and placement shares held by them and any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on liability and indemnification of officers and directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Principal shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus and the private placement, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our officers, directors and director nominees that beneficially own ordinary shares; and

•	all our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

The below assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 1,125,000 founder shares, and that there are 38,450,000 ordinary shares (including 950,000 placement shares) issued and outstanding after this offering.

	Before Offering			After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Burgundy Technology Sponsor Limited	7,500,000		100.0%	8,450,000		21.98%
Leo Apotheker	7,500,000	(2)	100.0%	8,450,000	(2)	21.98%
Jim Mackey	7,500,000	(2)	100.0%	8,450,000	(2)	21.98%
All officers, directors, officer nominees and director nominees as a group (six individuals)	7,500,000	(2)	100.0%	8,450,000	(2)	21.98%

(1)	The business address of each of the entities or individuals in the table above is PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands.
(2)

Burgundy Technology Sponsor Limited, our sponsor, is the record holder of the shares reported herein. Messrs. Leo Apotheker and Jim Mackey are shareholders of our sponsor. Accordingly, all of the shares held by our sponsor may be deemed to be beneficially held by Messrs. Leo Apotheker and Jim Mackey. Each of Messrs. Leo Apotheker and Jim Mackey disclaims beneficial ownership of our ordinary shares held by our sponsor except to the extent of his pecuniary interest therein. Interests shown consist solely of founder shares, classified as Class B ordinary shares, and private placement shares, classified as Class A ordinary shares. Founder shares will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

After giving effect to the issuance of founder shares and private placement of the private placement units, our sponsor will beneficially own 21.98% of the then-issued and outstanding ordinary shares and will have the right to appoint all of our directors prior to our initial business combination as a result of holding all of the founder shares. Holders of our public shares will not have the right to elect any directors to our Board of Directors prior to our initial business combination. In addition, because of their ownership block, our sponsor may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions.

Our sponsor has committed to purchase an aggregate of 950,000 private placement units (or 1,092,500 private placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $9,500,000 (or $10,925,000 if the over-allotment option is exercised in full). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. There will be no redemption rights or liquidating distributions from the trust account with respect to the private placement units (or their component securities), which will expire worthless if we do not consummate a business combination within the allotted 18-month period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Our initial shareholders have agreed to waive their redemption rights with respect to their placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other material provisions relating to shareholders’ rights prior to an initial business combination or pre-initial business combination activity, and (iii) if we fail to consummate a business combination within 18 months from the completion of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or if we liquidate prior to the expiration of the 18-month period. However, our initial shareholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

The placement warrants included in the private placement units are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such warrants) are entitled to registration rights.

Our sponsor, officers and directors are deemed to be our “promoters,” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founder Shares and Private Placement Units

The founder shares and private placement units, and securities contained therein, are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the private placement units, including the component securities therein, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of any of our officers, our directors, the initial shareholders, or affiliates of our sponsor; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangements or in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of Jersey, Channel Islands or our sponsor’s memorandum and articles of articles of association (as the same may be amended and restated from time to time) upon dissolution of our sponsor; (h) in the event of our liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; or (i) any pledge of such securities following our initial business combination (or any agreement to grant such lien) in connection with any financing provided to our sponsor; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by the director, officer or our sponsor, as applicable, with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus). In addition, following the completion of our initial business combination our sponsor may engage in margin loans for up to no more than $25 million using its shares as collateral.

Registration rights

The holders of the founder shares, private placement units, and units that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

Certain relationships and related party transactions

Our sponsor will own 21.98% of our issued and outstanding shares after this offering and the private placement (assuming it does not purchase units in this offering) and will have the right to appoint all of our directors prior to our initial business combination. These shares are represented by founder shares purchased on June 12, 2020 and placement shares purchased in the private placement. In June 2020, our sponsor purchased an aggregate of 11,500,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On August 25, 2020, our sponsor surrendered 2,875,000 founder shares, resulting in an aggregate of 8,625,000 founder shares outstanding. Following the completion of our initial business combination and the release of the founder shares from the lock-up, our sponsor intends to transfer founder shares to our independent director nominees that collectively comprise less than 1% of our issued and outstanding ordinary shares upon the consummation of this offering. Our sponsor may forfeit up to 1,125,000 founders shares, depending on the portion, if any, of the over-allotment option exercised by the underwriters (and if the option is not exercised at all, 1,125,000 founder shares will be forfeited). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares of our sponsor prior to this offering at 20% of our issued and ordinary shares upon the consummation of this offering (excluding the placement shares purchased in the private placement and assuming it does not purchase units in this offering).

Our sponsor has committed to purchase an aggregate of 950,000 private placement units (or 1,092,500 private placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $9,500,000 (or $10,925,000 if the over-allotment option is exercised in full). Each private placement unit will be identical to the units sold in this offering, except as described in this prospectus. There will be no redemption rights or liquidating distributions from the trust account with respect to the private placement units (or their component securities), which will expire worthless if we do not consummate a business combination within the allotted 18-month period (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have and will in the future have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers and directors, or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

As of the date of this prospectus, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. To date, we have borrowed approximately $202,000 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2020 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to

$1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from other parties, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, private placement units (and their component securities) and units issued upon conversion of working capital loans (and their component securities) (if any), which is described under the heading “Principal Shareholders—Registration Rights.”

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related party transactions policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board of Directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Repayment of up to an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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Repayment of loans which may be made by our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Description of Securities

We are a Cayman Islands exempted company (company registration number 363236) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Law and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 200,000,000 Class A ordinary shares, $0.0001 par value each, 20,000,000 Class B ordinary shares, $0.0001 par value each and 2,000,000 undesignated preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares, as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the closing of this offering unless Mizuho informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary shares

Upon the closing of this offering 38,450,000 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,125,000 founder shares by our sponsor), including:

•	30,950,000 Class A ordinary shares underlying the units being offered in this offering and the private placement; and

•	7,500,000 Class B ordinary shares, or founder shares, held by our sponsor.

Our sponsor has committed to purchase 950,000 placement shares (or 1,092,500 placement shares if the over-allotment option is exercised) contained in the private placement units in a private placement that will occur simultaneously with the completion of this offering. Holders of founder and placement shares will hold an aggregate of approximately 21.98% of the issued and outstanding ordinary shares following the offering (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering) and the expiration of the underwriters’ over-allotment option. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement shares purchased in the private placement and assuming it does not purchase units in this offering).

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of our founder shares will have the right to appoint all of our directors prior to our initial business combination and holders of our Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by the affirmative vote of holders of at least 90% of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. Unless specified in the Companies Law, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders (other than the appointment of directors), and the affirmative vote of a majority of our founder shares is required to approve the appointment of directors. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Law for us to hold annual general meetings in order to appoint directors. We may not hold an annual meeting prior to the consummation of our initial business combination.

We will provide our Class A public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.05 per public share (subject to increase of up to an additional $0.198 per public share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the completion of our initial business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. However, the participation of our sponsor, directors, officers or advisors, or their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules of the SEC, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to

$100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our sponsor acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein.

Founder shares and placement shares

The founder shares and placement shares are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares and placement shares have the same shareholder rights as public shareholders, except that (i) holders of the founder shares have the right to vote on the appointment of directors prior to our initial business combination, (ii) the founder shares and placement shares are subject to certain transfer restrictions, as described in more detail below, and (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and (iv) the founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and in our amended and restated memorandum and articles of association. If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and placement shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholder’s founder shares, we would need only 10,775,001, or 35.92%, of the 30,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming the over-allotment option is not exercised and assuming all outstanding shares are voted) in order to have our initial business combination approved.

The founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment, as provided herein and in our amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the business combination, the ratio at which founder shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding founder shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate on an as-if-converted basis, 20% of the sum of all ordinary shares outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units (or their component securities) issued to our sponsor or its affiliates upon conversion of loans made to us). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in connection with our initial business combination, including, but not limited to, a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

With certain limited exceptions, the founder shares and placement shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A ordinary shares equal or exceed $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Register of members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•

the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference shares

Our amended and restated memorandum and articles of association will provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Redeemable warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A ordinary shares equal or exceed $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price, as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding Class A ordinary shares is increased by a capitalization payable in Class A ordinary shares, or by a sub-division of Class A ordinary shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares, as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other ordinary shares into which the warrants are convertible), other than (a), as described above, (b) certain ordinary cash dividends of not greater than $0.10 per share per annum (subject to adjustment), (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our Class A public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (ii) with respect to any other material provisions relating to shareholders’ rights prior to initial business combination or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of issued and outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding Class A ordinary shares. Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company, as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Class A ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval), under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced, as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by our Board of Directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrants may be exercised only for a whole number of Class A ordinary shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

Placement warrants

The placement warrants (including the Class A ordinary shares issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, as described under “Principal Shareholders—Transfers of Founder Shares and Private Placement Units,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us and will be exercisable on a cashless basis, so long as they are held by the sponsor or its permitted transferees. Otherwise, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the placement warrants are held by holders other than the sponsor or their permitted transferees, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis, so long as they are held by our sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board of Directors at such time. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering, in which case we will effect a share capitalization with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our sponsor prior to this offering at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement shares purchased in the private placement and assuming it does not purchase units in this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our transfer agent and warrant agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain differences in corporate law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value who being entitled to do so, attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his or her written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his or her shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his or her intention to dissent, including, among other details, a demand for payment of the fair value of his or her shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his or her shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a general meeting, or general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the general meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ suits

Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special considerations for exempted companies.

We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•

annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue negotiable or bearer shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination.

These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our sponsor, who will beneficially own 21.98% of our ordinary shares upon the closing of this offering (including the placement shares included in the private placement units purchased by it and assuming it does not purchase units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner it chooses. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•

if we are unable to complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve;

•

prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•

although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•

if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights, as is required under Regulation 14A of the Exchange Act;

•

so long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

•

if our shareholders approve an amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100%

of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (ii) with respect to any other material provisions relating to shareholders’ rights prior to the initial business combination or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then-outstanding public shares; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a majority of at least two-thirds of such company’s members as being entitled to do so, vote in person or by proxy at a general meeting. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-money laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity, the identity of their beneficial owners/controllers and source of funds. Where permitted, and subject to certain conditions, we may also rely upon a suitable person for the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) or otherwise delegate the maintenance of such procedures to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber and the identity of their beneficial owners/controllers (where applicable). In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)

the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection Law

The Cayman Islands Government enacted the Data Protection Law, 2017 of the Cayman Islands (the “DPL”) on 18 May 2017. The DPL came into force on 30 September 2019. The DPL introduces legal requirements for the Company based on internationally accepted principles of data privacy.

Prospective investors should note that, by virtue of making investments in the Company’s securities and the associated interactions with the Company and its affiliates and/or the Company’s third-party service providers, or by virtue of providing the Company with personal data on individuals connected with the investor (including, but not limited to, directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) such individuals will be providing the Company and its affiliates and/or third-party service providers with certain personal data within the meaning of the DPL.

The Company shall act as a data controller in respect of this personal data and its affiliates and/or third-party service providers, will normally act as data processors. Where those affiliates or third-party service providers make their own decisions regarding the processing of personal data they hold, in certain circumstances they may also be data controllers in their own right under the DPL.

By investing in our securities, a holder of securities (“holder”) shall be deemed to have read in detail and understood the Privacy Notice set out below. This Notice provides an outline of the holder’s data protection rights and obligations as they relate to their investment.

Oversight and enforcement of the DPL is the responsibility of the Cayman Islands’ Ombudsman. Breach of the DPL by the Company could lead to enforcement action by the Ombudsman, including the imposition of remediation orders, financial penalties or referral for criminal prosecution. The Ombudsman’s address is set out at the end of the Notice.

Privacy Notice

Introduction

The purpose of this Notice is to provide holders with information on the Company’s use of their personal data in accordance with the Data Protection Law, 2017 of the Cayman Islands (the “DPL”).

For the purposes of this Notice, “Company” refers to the Company, a third-party service provider of the Company and its and their affiliates and/or delegates, except where the context requires otherwise.

If a holder is a natural person, this Notice will apply to such holder directly. If a holder is a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides the Company with personal data on individuals connected to such holder for any reason in relation to such holder’s investment with the Company, this Notice will be relevant for those individuals and such holder should transmit the content of this Notice to such individuals or otherwise advise them of its content.

What Personal Data May be Collected

To make an investment in the Company and in connection with a holder’s associated interactions with the Company (including any subscription (whether past, present of future), including the recording of electronic communications or phone calls where applicable) the holder will provide the Company with certain personal data within the meaning of the DPL (“Investor Data”).

Investor Data includes, without limitation, the following information relating to a holder:

•	Name;

•	residential address;

•	email address;

•	contact details;

•	corporate contact information;

•	signature, nationality;

•	place of birth;

•	date of birth;

•	tax identification;

•	credit history;

•	correspondence records;

•	passport number;

•	bank account details; and

•	source of funds details and details relating to the holder’s investment activity.

The holder may also provide the Company with personal data relating to individuals connected with the holder as an investor (for example directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents).

The Company may also obtain Investor Data from other public sources.

Investor Data the Company May Generate

•	information to identify and authenticate the holder;

•	investigations data, sanctions and anti-money laundering checks, content and metadata related to relevant exchanges of information between the Company and the holder;

•	records of correspondence and other communications between the Company and holder; and

•	records of any interactions between the Company and holder, including the recording of electronic communications or phone calls where applicable.

How the Company May Use Investor Data

The Company, as the data controller, may collect, store and use Investor Data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of the Company’s rights and obligations under any subscription agreements or purchase agreements;

(ii)	where this is necessary for compliance with a legal and regulatory obligation to which the Company is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of the Company’s legitimate business interests and such interests are not overridden by the holder’s interests, fundamental rights or freedoms.

Additionally, the Company or its agents or service providers on its behalf may use Investor Data, for example, to provide services to the Company or to discharge the legal or regulatory requirements that apply directly to it or in respect of a third-party service provider upon which the Company relies, but such use of Investor Data by a service provider will always be compatible with at least one of the aforementioned purposes.

Should the Company wish to use Investor Data for other specific purposes (including, if applicable, any purpose that requires a holder’s consent), the Company will contact the applicable holders.

Why the Company May Transfer Investor Data

In certain circumstances the Company and/or its authorized affiliates or third-party service providers may be legally obliged to share Investor Data and other information with respect to a holder’s interest in the Company with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

The Company anticipates disclosing Investor Data to third-party service providers who provide services to the Company and their respective affiliates (which may include certain entities located outside the Cayman Islands), who will process a holder’s personal data on the Company’s behalf. Therefore, Investor Data may be transferred to countries outside Cayman which may have data protection laws and regulations that differ from the DPL.

Protection and Storage of Investor Data

Any transfer of Investor Data by the Company or its duly authorised affiliates and/or third-party service providers outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

The Company and its duly authorised affiliates and/or delegates shall apply appropriate technical and organisational information security measures designed to protect against unauthorised or unlawful processing of Investor Data, and against accidental loss or destruction of, or damage to, Investor Data.

The Company shall notify a holder of any Investor Data breach that is reasonably likely to result in a risk to the interests, fundamental rights or freedoms of a holder or those data subjects to whom the relevant Investor Data relates.

Data Subject Rights

Subject to local law, data subjects may have certain rights regarding Investor Data that the Company has collected.

The data subject’s ability to exercise these rights will depend on a number of factors and in some instances, the Company will not be able to comply with the request, for example because it has legitimate grounds for not doing so or where the right doesn’t apply to the particular Investor Data held.

How to Contact Us

If a data subject would like to contact the Company regarding this Notice it should send an email to ags-ky-data-protection@global-ags.com. In each case, the data subject should include as the subject or heading line “Privacy Notice.”

Complaints

Data subjects may have the right to complain to the data protection authority/regulator, as applicable, in the holder’s jurisdiction.

The Office of the Ombudsman in the Cayman Islands can be contacted at:

Address: 3rd Floor, Anderson Square, 64 Shedden Road, George Town, Grand Cayman

By mail to: PO Box 2252, Grand Cayman KY1-1107, CAYMAN ISLANDS

Email: info@ombudsman.ky

Telephone: +1 345 946 6283

The holder may also have the right to make a complaint to a regulator based in another jurisdiction.

Certain anti-takeover provisions of our amended and restated memorandum and articles of association

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities eligible for future sale

Immediately after this offering, we will have 38,450,000 (or 44,217,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 30,000,000 Class A ordinary shares (or 34,500,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,500,000 (or 8,625,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 950,000 (or 1,092,500 if the over-allotment option is exercised in full) private placement units (as well as their component securities) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions, as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the

Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of Class A ordinary shares then-outstanding, which will equal 384,500 shares immediately after this offering (or 442,175 if the underwriters exercise their over-allotment option in full), on an as-converted basis; or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the use of Rule 144 by shell companies or former shell companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and private placement units (and their component securities) pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

We have entered into a registration rights agreement with respect to the founder shares, private placement units (and their component securities) and units issued upon conversion of working capital loans (and their component securities) (if any), which is described under the heading “Principal Shareholders — Registration Rights.”

Listing of securities

We have applied to list our units, Class A ordinary shares and warrants on Nasdaq under the symbols “BTAQU,” “BTAQ” and “BTAQW” on or promptly after the effective date of the registration statement. Following the date the Class A ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

Income tax considerations

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with The Tax Concessions Law the following undertaking is hereby given to Burgundy Technology Acquisition Corporation (“the Company”).

1	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment, as defined in The Tax Concessions Law.

These concessions shall be for a period of twenty years from the date hereof.

Certain U.S. Federal Income Tax Considerations

The following is a discussion of certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-half of one warrant) that are purchased pursuant to this offering by Holders (as defined below). Because the components of a unit are generally separable at the option of the Holder within a short period of time after the date of this prospectus, the Holder of a unit generally should be treated for U.S. federal income tax purposes as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to Holders of Class A ordinary shares and warrants should also apply to Holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that comprise the units).

This discussion is limited to Holders who purchase our units pursuant to this offering and hold our units and each component of our units as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a Holder in consideration for the sale or other disposition of our units, Class A ordinary shares or warrants will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of our units, Class A ordinary shares or warrants by a prospective investor in light of its particular circumstances. In addition, this discussion does not address the U.S. federal income tax considerations relating to Holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more of our shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

This discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax considerations different from those discussed below. Furthermore, this discussion does not address the potential application of the alternative minimum tax, the Medicare contribution tax, any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state or local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a Holder.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax considerations described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of any statement in this discussion.

For purpose of this discussion, a “U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) it has in effect a valid election to be treated as a U.S. person. A “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder for U.S. federal income tax purposes, and a “Holder” means a U.S. Holder or a Non-U.S. Holder.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our units, Class A ordinary shares or warrants through such entities. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our units, Class A ordinary shares or warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our units, Class A ordinary shares or warrants and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, CLASS A ORDINARY SHARES AND WARRANTS. EACH PROSPECTIVE INVESTOR IN OUR UNITS, CLASS A ORDINARY SHARES OR WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, CLASS A ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. STATE OR LOCAL, AND NON-U.S., TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Treatment of a Unit and Allocation of Purchase Price

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as our units, and, therefore, the treatment of our units for such tax purposes is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share and one-half of one warrant to acquire one Class A ordinary share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, each Holder agrees to adopt such treatment for U.S. federal income tax purposes. Accordingly, a Holder would be required to allocate the purchase price paid by such Holder for such unit between the Class A ordinary share and the one-half of one warrant that comprise the unit based on their respective relative fair market values at the time of issuance. The Holder’s initial tax basis in the Class A ordinary share and the one-half of one warrant included in the unit should equal the portion of the purchase price of the unit so allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and the one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and the one-half of one warrant based on their respective relative fair market values at the time of disposition. The separation of the Class A ordinary share and the one-half of one warrant comprising a unit should not be a taxable event to the Holder for U.S. federal income tax purposes.

The foregoing treatment of our units and a Holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address securities that are similar to our units, no assurance can be given that the IRS or the courts will agree with the treatment described above or the discussion below. Accordingly, each Holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative treatment of a unit) and regarding an allocation of the purchase price among the Class A ordinary share and the one-half of one warrant that comprise a unit. The remaining discussion assumes that the treatment of our units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of distributions paid on Class A ordinary shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, if we make a distribution of cash or other property to a U.S. Holder with respect to our Class A ordinary shares, such distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

The distribution in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s tax basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends generally will be taxed at preferential long-term capital gains rates only if (i) our Class A ordinary shares are readily tradable on an established securities market in the United States, (ii) we are not treated as a PFIC at the time the dividend was paid or in the previous year and (iii) certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A ordinary shares.

Possible constructive distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution of property from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of our ordinary shares which is taxable to such holders as a dividend. Any constructive distribution of property received by a U.S. Holder would be subject to tax in the same manner as if the U.S. Holders of the warrants received a distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Taxation on the disposition of Class A ordinary shares or warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our Class A ordinary shares or warrants which, in general, would include a redemption of our Class A ordinary shares, as described below, and including, as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of other property received in such sale or disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the sale or disposition, the portion of the amount realized on such sale or disposition that is allocated to the Class A ordinary shares or warrants based upon the then-fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so sold or disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or one-half of one warrant, as described above under “— Treatment of a Unit and Allocation of Purchase Price”) reduced by any prior distributions treated as a return of capital. See “— Acquisition of Class A ordinary shares pursuant to a warrant” below for a discussion regarding a U.S. Holder’s tax basis in a Class A ordinary share acquired pursuant to a warrant.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for our Class A ordinary shares or warrants at the time of sale or other disposition exceeds one year. It is unclear whether the redemption rights with respect to our Class A ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.

Redemption of Class A ordinary shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s Class A ordinary shares in a tender offer (each of which we refer to as a “redemption”), such redemption generally will be subject to the following U.S. federal income tax rules. If the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the disposition of Class A ordinary shares or warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution of property from us with the tax consequences described below. Whether a redemption of our Class A ordinary shares qualifies for the sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of Class A ordinary shares generally will be treated as a sale or exchange of the Class A ordinary shares (rather than as a distribution of property) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such U.S. Holder but also our ordinary shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ordinary shares such U.S. Holder has a right to acquire by exercise of an option, which would include Class A ordinary shares that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such U.S. holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members, and such U.S. Holder does not constructively own any other shares. The redemption of our Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a meaningful reduction of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation that exercises no control over corporate affairs may constitute such a meaningful reduction. U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests is satisfied, then the redemption may be treated as a distribution of property and the tax effects will be as described under “— Taxation of distributions paid on Class A ordinary shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such U.S. Holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining tax basis.

Acquisition of Class A ordinary shares pursuant to a warrant

Subject to the PFIC rules discussed below, the exercise of a warrant to acquire Class A ordinary shares for cash is generally not a realization event. Accordingly, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. A Class A ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant.

It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share so acquired will commence on the date of exercise of the warrant or the day following the date of such exercise. In either case, the holding period will not include the period during which the U.S. Holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise is not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would be treated as commencing on the date of exercise of the warrant or the day following the date of such exercise. If the cashless exercise is treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise of the warrants could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised and, therefore, recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the exercised warrants and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrant or the day following the date of such exercise.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of the warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of the warrants.

Passive foreign investment company rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the taxable year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception (the “PFIC start-up exception”), a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”) if (i) no predecessor of the corporation was a PFIC, (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year and (iii) the corporation is not in fact a PFIC for either of those taxable years. The applicability of the PFIC start-up exception to us will not be known until after the close of our current taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets, as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the PFIC start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent taxable years to a U.S. Holder that held our Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent taxable years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our Class A ordinary shares, the U.S. Holder did not (i) make a timely “qualified electing fund” (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, (ii) a QEF election in a subsequent taxable year along with a deemed sale (or purging) election, or (iii) a “mark-to-market” election, each as described below, such U.S. Holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably to each day of the U.S. Holder’s holding period for our securities;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the portion of the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income earned in the U.S. Holder’s taxable year in which the U.S. Holder recognized such gain or received such excess distribution; and

•

the amount allocated to other taxable years included in the U.S. Holder’s holding period will be taxed at the highest marginal rates applicable to ordinary income for each such taxable year, and, in addition, an interest charge will be imposed on the amount of tax so derived for each such taxable year.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect to our Class A ordinary shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends, if we are treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized from such sale or disposition generally will be subject to the adverse PFIC tax consequences described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares, but the adverse PFIC tax consequences described above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be treated as an excess distribution and subject to the adverse PFIC tax consequences described above. As a result of the purging election, the U.S. Holder will increase the adjusted basis in the Class A ordinary shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. As discussed above, a QEF election may not be made with respect to our warrants. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the adverse PFIC tax consequences described above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other disposition of our Class A ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the

PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. If, however, we are not a PFIC for a taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the adverse PFIC tax consequences described above in respect to its Class A ordinary shares (other than Class A ordinary shares received upon the exercise of our warrants), as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each taxable year that we are treated as a PFIC the excess, if any, of the fair market value of such shares at the end of U.S. Holder’s taxable year over the adjusted basis in such shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of such shares over the fair market value of such shares at the end of U.S. Holder’s taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in such shares will be adjusted to reflect any such income or loss amounts. Any gain recognized on a sale or other taxable disposition of such shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income, and any loss recognized on such sale or disposition will be treated as ordinary loss (but only to the extent of the net amount of previously included income as a result of the mark-to-market election), and the remaining loss, if any, will generally be treated as capital loss. Any gain or loss recognized on a sale or other taxable disposition of such shares in a taxable year in which we are not treated as a PFIC will generally be treated as capital gain or loss. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Class A ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could suffer the adverse PFIC tax consequences described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. Currently, the effects of a mark-to-market election on, and the application of such an election to, lower-tier PFICs are not clear. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) with such U.S.

Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain holders may be required to report information with respect to such holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons that are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their own tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including from constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources (net of certain losses from United States sources) generally is subject to tax at a 30% rate or a lower applicable income tax treaty rate).

Dividends (including from constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of a Class A ordinary share upon the exercise of a warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the receipt of a share on exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Acquisition of Ordinary Shares Pursuant to Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our securities.

Backup withholding and information reporting

Dividend payments with respect to our securities and proceeds from the sale, exchange or redemption of our securities may be subject to information reporting to the IRS and possible backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Underwriting

Mizuho is acting as global coordinator and joint book-running manager of this offering. I-Bankers is acting as co-manager of this offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters have agreed to purchase, and we have agreed to sell to those underwriters, 30,000,000 units.

Underwriter	Number of Units
Mizuho Securities USA LLC
I-Bankers Securities, Inc.
Total	30,000,000

The underwriting agreements provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 4,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (1) issue and sell the private placement units, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares and the private placement units and the Class A ordinary shares issuable upon exercise of the private placement units and warrants and (4) issue securities in connection with an initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement units pursuant to the letter agreement, as described herein.

Our sponsor has agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement

Units”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. If the sponsor distributes any founder shares to its shareholders who are our officers and directors, those shareholders will be bound by the same lock-up. Notwithstanding the foregoing, the founder shares will be released from the lock-up if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination. In addition, following the completion of our initial business combination our sponsor may engage in margin loans for up to no more than $25 million using its shares as collateral. The placement shares and placement warrants (including the Class A ordinary shares issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees, as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the representatives.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

We have applied to have our units listed on Nasdaq under the symbol “BTAQU.” Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “BTAQ” and “BTAQW,” respectively. The units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Burgundy Technology Acquisition Corporation
	No Exercise	Full Exercise
Per Unit(1)	0.55	0.55
Total(1)	$16,500,000	$18,975,000

(1)

$0.20 per unit, or $6,000,000 in the aggregate (or $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $10,500,000 in the aggregate (or $12,075,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions will be placed in a trust account located in the United States, as described herein. The deferred commissions will be released to the underwriters only on and concurrently with completion of an initial business combination.

If we do not complete our initial business combination within 18 months from the closing of this offering (or up to 24 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the underwriters have agreed that (i) it will forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public shareholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market, as compared to the price at which it may purchase units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be $950,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000.

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriters and some of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The units are offered for sale in the United States, Europe, Asia and other jurisdictions where it is lawful to make such offers.

The underwriters have represented and agreed that they have not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us, except as set forth in the underwriting agreement.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area and the United Kingdom (each, a “relevant state”), no units have been offered or will be offered pursuant to this offering to the public in that relevant state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant state or, where appropriate, approved in another relevant state and notified to the competent authority in that relevant state, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that relevant state of any units at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor, as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors, as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of the units shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

For the purpose of this provision, the expression an “offer to the public” in relation to the units in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units, as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Furthermore, the units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available by any person to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the units or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the units or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.

The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom, (ii) persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 ( as amended, the “Order”), (iii) persons falling within Article 49(2)(a) to (d) of the Order (high net worth entities, unincorporated associations, etc.) or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act (the “FSMA”)) in connection with the issuer or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers.

The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•

released, issued, distributed or caused to be released, issued or distributed to the public in France; or used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units and underlying Class A ordinary shares and warrants have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for reoffering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” will mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notification under Section 309B of the Securities and Futures Act, Chapter 289 of Singapore: The units are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Israel

The units will be offered in the State of Israel on the basis of a private placement to Israeli investors in reliance on an exemption pursuant to Sections 15A(b)(1) and 15A(b)(2) of the Israeli Securities Law of 1968 (the “Israeli Securities Law”). The units have not been, and will not be, offered to the public in the State of Israel within the meaning of the Israeli Securities Law and no prospectus will be filed in the State of Israel in connection with any offering of the units. This Prospectus does not constitute a prospectus under the Israeli Securities Law and has not been filed with, or approved by, the Israeli Securities Authority and is not, and under no circumstances is it to be construed as, an advertisement or a public offering of securities in Israel. In Israel, this Prospectus may be distributed only to, and may be directed only at, investors who have confirmed in writing that (a) they qualify as one of the types of investors listed in the First Addendum to the Israeli Securities Law, and are aware of the implications of being an investor of this type and agree thereto, and (b) they are acquiring the units for their own account and not with a view to, or for resale in connection with, any distribution thereof, except, to the extent permitted under the First Addendum to the Israeli Securities Law, for resale to investors of the types listed therein.

Cayman Islands

No offer or invitation to subscribe for shares or units may be made to the public in the Cayman Islands.

Legal matters

Debevoise & Plimpton LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Certain legal matters will be passed upon on behalf of the underwriters by Greenberg Traurig LLP, Miami, Florida.

Experts

The financial statements of Burgundy Technology Acquisition Corporation as of June 12, 2020 and for the period from June 4, 2020 (inception) through June 12, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of

Burgundy Technology Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Burgundy Technology Acquisition Corporation (“Company”) as of June 12, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 4, 2020 (inception) through June 12, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 12, 2020, and the results of its operations and its cash flows for the period from June 4, 2020 (inception) through June 12, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

August 25, 2020

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

BALANCE SHEET

June 12, 2020

Assets
Current assets:
Prepaid expenses	$8,154

Total current assets	8,154
Deferred offering costs associated with proposed public offering	125,200

Total assets	$133,354

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$716
Accrued expenses	120,000
Note payable—related party	10,060

Total current liabilities	130,776

Commitments and Contingencies

Shareholder’s Equity:
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding(1)(2)	863
Additional paid-in capital	24,137
Accumulated deficit	(22,422)

Total shareholder’s equity	2,578

Total Liabilities and Shareholder’s Equity	$133,354

(1)	This number includes up to 1,125,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)

On August 25, 2020, the Sponsor surrendered 2,875,000 Class B ordinary shares, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 4).

The accompanying notes are an integral part of these financial statements.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

For the period from June 4, 2020 (inception) through June 12, 2020

General and administrative expenses	$22,422

Net loss	$(22,422)

Weighted average shares outstanding, basic and diluted(1)(2)	7,500,000

Basic and diluted net loss per share	$(0.00)

(1)	This number excludes an aggregate of up to 1,125,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)

On August 25, 2020, the Sponsor surrendered 2,875,000 Class B ordinary shares, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender (see Note 4).

The accompanying notes are an integral part of these financial statements

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

For the period from June 4, 2020 (inception) through June 12, 2020

			Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Preference shares		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance—June 4, 2020 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	—	—	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	—	—	(22,422)	(22,422)

Balance—June 12, 2020	—	$—	—	$—	8,625,000	$863	$24,137	$(22,422)	$2,578

(1)	This number includes up to 1,125,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(2)

On August 25, 2020, the Sponsor surrendered 2,875,000 Class B ordinary shares, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender (see Note 4).

The accompanying notes are an integral part of these financial statements

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

For the period from June 4, 2020 (inception) through June 12, 2020

Cash Flows from Operating Activities:
Net loss	$(22,422)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	19,800
General and administrative expenses paid by Sponsor under promissory note	60
Changes in operating assets and liabilities:
Prepaid expenses	1,846
Accounts payable	716

Net cash used in operating activities	—

Net change in cash	—
Cash—beginning of the period	—

Cash—end of the period	$—

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$5,200
Deferred offering costs included in accrued expenses	$120,000
Prepaid expenses included in note payable—related party	$10,000

The accompanying notes are an integral part of these financial statements.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Burgundy Technology Acquisition Corporation (the “Company”) was incorporated as a Cayman Islands exempted company on June 4, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 12, 2020, the Company had not commenced any operations. All activity for the period from June 4, 2020 (inception) through June 12, 2020 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Burgundy Technology Sponsor Limited, a Jersey private limited company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 30,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 34,500,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 950,000 units (or 1,092,500 units if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Unit” and collectively, the “Private Placement Units”), at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.05 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide the holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the Proposed Public Offering (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.05 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which the Company will adopt upon the consummation of the Proposed Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. Subsequent to the consummation of the Proposed Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares, private placement shares (the “Private Placement Shares”) underlying the Private Placement Units and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of its Business Combination and does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares sold in the Proposed Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (a) that would modify the substance or timing of the Company’s obligation to provide holders of its Public Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of the Company’s Public Shares if the Company does not complete its Business Combination within 18 months from the closing of the Proposed Public Offering (the “Combination Period”) or with respect to any other provision relating to the rights of Public Shareholders, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company anticipates that it may not be able to consummate a Business Combination within 18 months, the Company may extend the Combination Period. In order to extend the time available for the Company to

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the trust account $990,000, or $1,138,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case), on or prior to the date of the applicable deadline, for each monthly extension, up to an aggregate of $5,940,000 (or $6,831,000 if the underwriters’ over-allotment option is exercised in full), or $0.198 per public share, if we effect extension for up to six months in aggregate.

If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to consummate a Business Combination within the Combination Period.

The initial shareholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement Shares held by them if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be only $10.05 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.05 per Public Share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering, at which time the Company will have sufficient working capital, or one year from the issuance of these financial statements.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. At June 12, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 12, 2020, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 30,000,000 Units (or 34,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 4—Related Party Transactions

Founder Shares

On June 12, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 11,500,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On August 25, 2020, the Sponsor surrendered 2,875,000 Founder Shares, resulting in an aggregate of 8,625,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. The Sponsor has agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding ordinary shares (excluding the Private Placement Shares and assuming the initial shareholders do not purchase any units in the Proposed Public Offering) after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a share dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s shareholders prior to the Proposed Public Offering at 20.0% of the Company’s issued and outstanding ordinary shares upon the consummation of the Proposed Public Offering (excluding the Private Placement Shares and assuming the initial shareholders do not purchase any units in the Proposed Public Offering).

The initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private Placement Units

The Sponsor has agreed to purchase an aggregate of 950,000 Private Placement Units (or 1,092,500 Private Placement Units if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per Private Placement Unit ($9.5 million in the aggregate, or approximately $10.9 million if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. The Private Placement Units (including the Private Placement Shares, the Private Placement Warrants (as defined below) and Class A ordinary shares issuable upon exercise of such warrants) will not be transferable or salable until 30 days after the completion of the initial Business Combination.

Each whole private placement warrant underlying the Private Placement Units (the “Private Placement Warrants”) is exercisable for one whole Class A ordinary share at a price of $11.50 per share. The proceeds from the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Units and the underlying securities will expire worthless.

The Sponsor and the Company’s officers and directors has agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Related Party Loans

On June 12, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover for expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of December 31, 2020 and the completion of the Proposed Public Offering. As of June 12, 2020, the Company has borrowed approximately $10,000 under the Note. Subsequent to June 12, 2020, the Company borrowed an additional amount from the Sponsor, for a total of approximately $202,000 outstanding under the Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. To date, the Company had no outstanding borrowings under the Working Capital Loans.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to six times, each by an additional month (for a total of 24 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the trust account $990,000, or $1,138,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per public share in either case), on or prior to the date of the applicable deadline, for each monthly extension, up to an aggregate of $5,940,000 (or $6,831,000 if the underwriters’ over-allotment option is exercised in full), or $0.198 per public share, if the Company effects extension for up to six months in aggregate. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the initial shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

Note 5—Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units, and units that may be issued upon conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. These

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the final prospectus relating to the Proposed Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per Unit, or $6.0 million in the aggregate (or $6.9 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per unit, or $10.5 million in the aggregate (or approximately $12.1 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6—Shareholder’s Equity

Class A Ordinary Shares—The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 12, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares—The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On June 12, 2020, the Company issued 11,500,000 Class B ordinary shares. On August 25, 2020, the Sponsor surrendered 2,875,000 Class B ordinary shares, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. Of the 8,625,000 Class B ordinary shares, up to 1,125,000 Class B ordinary shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own approximately 20% of the Company’s issued and outstanding ordinary shares (excluding the Private Placement Shares and assuming the initial shareholders do not purchase any units in the Proposed Public Offering).

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Founder Shares will have the right to appoint all of the Company’s directors prior to the initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations,

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

share capitalizations, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in the amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to the closing of the Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Founder Shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate on an as-if-converted basis, 20% of the sum of all ordinary shares outstanding upon completion of the Proposed Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent units (or their component securities) issued to the Sponsor or its affiliates upon conversion of loans made to the Company). In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Preference Shares—The Company is authorized to issue 2,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 12, 2020, there were no preference shares issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants are exercisable at $11.50 per whole share, subject to adjustment, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

If (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the placement warrants as described):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the last sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the Initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

Note 7—Subsequent Events

On August 25, 2020, the Sponsor surrendered 2,875,000 Class B ordinary shares, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender. In addition, subsequent to June 12, 2020, the Company borrowed an additional amount from the Sponsor, for a total of approximately $202,000 outstanding under the Note.

The Company has evaluated subsequent events and transactions through August 25, 2020, the date the financial statements were issued. Based upon this review, except as noted above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

$300,000,000

30,000,000 Units

Burgundy Technology Acquisition Corporation

Prospectus

August 20, 2020

Mizuho Securities

I-Bankers Securities, Inc.

Until September 14, 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 13. Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	300,000
Accounting fees and expenses	50,000
SEC/FINRA Expenses	129,208
Travel and road show	20,000
Nasdaq listing and filing fees	75,000
Director and Officer liability insurance premiums	250,000
Printing and engraving expenses	40,000
Miscellaneous	85,792

Total offering expenses	$950,000

(1)

This amount represents the approximate amount of annual director and officer liability insurance premiums that the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of directors and officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent sales of unregistered securities.

On June 12, 2020, our sponsor purchased an aggregate of 11,500,000 founder shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.002 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

In addition, our sponsor has committed to purchase an aggregate of 950,000 private placement units (or 1,092,500 private placement units if the over-allotment option is exercised in full). These private placement units will be issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they will be sold to “accredited investors,” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into with our sponsor in connection with these private placement units and a copy of such agreement is attached as an exhibit to this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

3.1	Amended and Restated Memorandum and Articles of Association.**

3.2	Form of Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.**

4.2	Specimen Class A Ordinary Share Certificate.**

4.3	Specimen Warrant Certificate.**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant.**

5.2	Opinion of Debevoise & Plimpton LLP, counsel to the Registrant.**

10.1	Promissory Note, dated as of June 12, 2020 issued to Burgundy Technology Sponsor Limited.**

10.2	Form of Letter Agreement among the Registrant, its officers and directors and Burgundy Technology Sponsor Limited.*

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.4	Form of Registration Rights Agreement between the Registrant and certain security holders.**

10.5	Securities Subscription Agreement, dated June 12, 2020, between the Registrant and Burgundy Technology Sponsor Limited.**

10.6	Form of Private Placement Units Purchase Agreement between the Registrant and Burgundy Technology Sponsor Limited.**

10.7	Form of Indemnity Agreement.**

10.8	Form of License to Use Office Space Agreement between the Registrant and MaplesFS Limited.**

14	Form of Code of Ethics.**

23.1	Consent of WithumSmith+Brown, PC.*

23.2	Consent of Maples and Calder (included on Exhibit 5.1).**

23.3	Consent of Debevoise & Plimpton LLP (included on Exhibit 5.2).**

99.1	Form of Audit Committee Charter.**

99.2	Form of Compensation Committee Charter.**

99.3	Consent of Franck Cohen**

99.4	Consent of Hervé Couturier**

99.5	Consent of Raj Dani**

99.6	Consent of Melissa Di Donato Roos**

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 25, 2020.

Burgundy Technology Acquisition Corporation

By:	/s/ Leo Apotheker
Name:	Leo Apotheker
Title:	Co-Chief Executive Officer

Burgundy Technology Acquisition Corporation

By:	/s/ Jim Mackey
Name:	Jim Mackey
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities on August 25, 2020.

Name	Position

/s/ Leo Apotheker	Co-Chief Executive Officer and Director (Principal Executive Officer)
Leo Apotheker

/s/ Jim Mackey Jim Mackey	Co-Chief Executive Officer, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer and Burgundy Technology Acquisition Corporation’s authorized representative in the United States)